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                                                                    EXHIBIT 4.3D


EXECUTED FORM


                          CLASSIC COMMUNICATIONS, INC.

                   (formerly Classic Telecommunications Corp.)

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


         This Amended and Restated Stockholders Agreement ("Agreement") is entered into as of October 31, 1995, among Classic Communications, Inc., a Delaware corporation (the "Company"), J. Merritt Belisle ("Belisle"), Stephen S. Smith ("Smith"), Steven E. Seach ("Seach"), Mark Livingston ("Livingston"), and Bryan D. Noteboom ("Noteboom"; Belisle, Smith, Seach, Livingston, and Noteboom are referred to collectively as "Management" and each individually as a "Member of Management"), Austin Ventures, L.P., a Delaware limited partnership ("Austin"), Austin Ventures III-A, L.P., a Delaware limited partnership ("Austin III-A"), Austin Ventures III-B, L.P., a Delaware limited partnership ("Austin III-B"; Austin, Austin III-A and Austin III-B are collectively referred to as "Austin Ventures"), BT Capital Partners, Inc., a Delaware corporation ("BT Capital"), Texas Growth Fund, a trust fund created by the Constitution of the State of Texas ("Growth Fund"), NationsBanc Capital Corp. ("NationsBanc"), a Texas corporation, and The Chase Manhattan Bank, N.A. ("Chase"). (Austin, Austin III-A, Austin III-B, BT Capital, Growth Fund, NationsBanc and Chase are referred to collectively as the "Investors" and each individually as an "Investor." Management and Investors are referred to collectively as "Stockholders" and each individually as a "Stockholder.")

                                    Recitals:

         The Stockholders are holders of shares of Common Stock, Preferred Stock, Management Options and Warrants (each as defined herein) constituting all of the issued and outstanding capital stock of the Company or rights to acquire the same. The parties deem it in the best interests of the Company to provide for continuity in the management and ownership of the Company as provided in this Agreement.

         The parties hereto do hereby agree as follows:

         A. DEFINITIONS

            For the purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Affiliate" means with respect to any Person, a Person (other than a Subsidiary) (1) which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (2) which owns 10% or more of the equity interest of such Person, or (3) 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is owned by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and
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policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "BT Investor" means any person affiliated with BT Capital Partners, Inc.

                  "Business Day" means any day other than a Saturday, Sunday or public holiday under the laws of the States of Texas and New York.

                  "CAI" means Classic Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Classic Cable.

                  "Cable Systems" means the cable television systems owned or acquired by the Company and its Subsidiaries from time to time.

                  "Class C Stock" means the Class C Common Stock, $0.01 par value per share, of Classic Communications, Inc.

                  "Classic Cable" means Classic Cable, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

                  "Classic Telephone" means Classic Telephone, Inc., a Delaware corporation and wholly-owned subsidiary of Classic Cable.

                  "Common Stock" means the Company's Voting Common Stock and Nonvoting Common Stock.

                  "Company Subsidiaries" means Classic Cable, Classic Telephone, CAI, Holdings, Ponca, each of the Holdings Subsidiaries and any other Person that is or becomes a Subsidiary of the Company after the date hereof.

                  "Contractual Obligation" means, with respect to a Person, any provision of any security issued by such Person, including provisions contained in the articles or certificate of incorporation or bylaws of such Person, or of any agreement, franchise, license, permit, undertaking, contract, indenture, mortgage, deed of trust or other instrument or understanding to which such Person is a party or by which it or any of its property is bound.

                  "Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 31, 1995 between Classic Cable, WTAC, the Lenders named therein, and Chase Manhattan Bank, N.A., as Administrative Agent, as the same shall be amended, restated, modified and supplemented (including, without limitation, to increase the amount of credit available thereunder) and in effect from time to time.

                  "Distribution of Assets" means, as applied to any Person, any payment or other distribution, division or application, partial or complete, voluntary or involuntary, by operation


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of law or otherwise, of assets of such Person of any kind or character, whether in cash, property or securities, to any creditor or creditors of the Company.

                  "GAAP" means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

                  "Green Purchase Agreement" means the Stock Purchase Agreement dated as of October 1, 1995, between Alexander Green and Classic Cable providing for the purchase by Classic Cable of all shares of capital stock of WTAC held by Alexander Green.

                  "Holdings" means Universal Cable Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Classic Cable.

                  "Holdings Subsidiaries" means Universal Cable Communications Inc., Universal Cable of Beaver, Oklahoma, Inc., and Universal Cable Midwest, Inc., each of which is a Delaware corporation and a wholly-owned subsidiary of Holdings, and Universal Cable Com, Inc., a Delaware corporation and a wholly-owned subsidiary of Universal Cable Communications Inc.

                  "Investor Affiliate" means, as to any Investor, its general or limited partners, stockholders or trust beneficiaries, or any partnership, limited liability company, corporation or other Person that directly or indirectly controls, is controlled by, or is under common control with such Investor.

                  "Investor Stock" means all shares of Common Stock, Warrants and Preferred Stock now owned or hereafter acquired by an Investor or any successor of an Investor, including, without limitation, shares of Common Stock issued upon exercise of Warrants and additional shares of Preferred Stock issued pursuant to the terms of the Company's Certificate of Incorporation, and all shares of Management/Investor Stock.

                  "Lien" means any security interest, mortgage, lien, adverse claim, restriction or other encumbrance.

                  "Majority Investors" means the holders of at least 80% of the outstanding shares of Common Stock issued to the Investors, provided, however, that for purposes of this calculation, (i) all shares of Common Stock issuable pursuant to the Warrants shall be deemed to be issued and outstanding, (ii) for purposes of paragraph B.3, any Warrants acquired by Chase pursuant to the Stock Purchase Agreement, or any Investor Stock acquired upon exercise of such Warrants, shall be excluded and (iii) under no circumstances shall the percentage vote to which the Warrants and Investor Stock referred to in the foregoing clause (ii) shall be entitled be greater than 4.9% of the total Common Stock and Warrants issued to the Investors.


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                  "Management/Investor Stock" means the 2,500 shares of Voting
Common Stock issued to Belisle in exchange for the shares of Class C Stock issued to him pursuant to the 1992 Purchase Agreement.

                  "Management Options" means the options held by Management pursuant to the Company's 1995 Stock Option Plan. Holders of options have no rights as stockholders until issuance of a stock certificate for shares covered by such options.

                  "Nonvoting Common Stock" means the Company's Nonvoting Common Stock, $0.01 par value per share.

                  "Organic Change" means (i) the sale, assignment, transfer, pledge or other disposition by the Company of any of the capital stock of any Company Subsidiary or the authorization or issuance by any Company Subsidiary of any additional shares of stock of any class which results in a dilution of the Company's ownership of such Company Subsidiary; (ii) any sale, lease or exchange of all or substantially all of the property and assets of the Company or any Company Subsidiary whether or not in the ordinary course of business and whether directly or through the sale of stock of any Company Subsidiary or Company Subsidiaries; (iii) the issuance by the Company of any capital stock except as permitted in this Agreement and the Stock Purchase Agreement; or (iv) any merger or consolidation to which the Company or any Company Subsidiary is a party other than the merger of a wholly-owned Company Subsidiary into the Company or another wholly-owned Company Subsidiary; provided, however, that (A) if the Majority Investors consent to any transaction of the type described in the foregoing clauses (i) through (iv), such transaction shall not be an "Organic Change" within the meaning of this Agreement, and (B) the pledges of stock and assets of the Company Subsidiaries pursuant to the Credit Agreement and the related documents provided for therein, and the enforcement of the remedies provided for therein, shall not constitute an "Organic Change".

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Ponca" means Ponca Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Classic Cable.

                  "Preferred Stock" means the Company's 15% PIK Redeemable Senior Preferred Stock, par value $0.01 per share, and the Company's 15% PIK Redeemable Junior Preferred Stock, par value $.01 per share, as such Preferred Stock may be amended from time to time.

                  "Preferred Stock Holders" means the holders of the Preferred Stock.

                  "Purchase Agreements" means (i) the 1992 Purchase Agreement;
(ii) the purchase agreement for notes and common stock of Ponca/Universal Holdings, Inc., dated as of June 18, 1993, as amended, among Ponca/Universal Holdings, Inc., Belisle, Austin Ventures, BT Capital,

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and Growth Fund; (iii) the investment agreement for preferred stock, common stock and a warrant of Ponca/Universal Holdings, Inc., dated as of July 26, 1994, as amended, among Ponca/Universal Holdings, Inc. and NationsBanc; (iv) the stock purchase agreement for common stock of Classic Communications, Inc., dated as of May 5, 1995, among Classic Communications, Inc., Belisle, Austin Ventures, BT Capital, Growth Fund and NationsBanc; and (v) the Stock Purchase Agreement.

                  "1992 Purchase Agreement" means the purchase agreement for notes and common stock of Ponca/Universal Holdings, Inc., dated as of July 7, 1992, as amended, among Ponca/Universal Holdings, Inc., Belisle, Austin Ventures and BT Capital.

                  "Requirement of Law" means, with respect to a Person, the articles or certificate of incorporation and bylaws or other organization or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "Restricted Stock" means all shares of Common Stock and other equity securities of the Company now owned or hereafter acquired by Management, including without limitation, shares of Voting Common Stock issued upon exercise of the Management Options, but does not include Management/Investor Stock.

                  "Stock Purchase Agreement" means the stock purchase agreement for common stock, preferred stock and warrants, dated as of October 31, 1995, among the Company, Belisle, Austin Ventures, BT Capital, Growth Fund, NationsBanc and Chase.

                  "Subsidiary" means as to any Person (i) any corporation more than 50% of the outstanding voting securities of which are owned by such Person or such Person's Subsidiary, directly or indirectly, and (ii) a partnership, limited liability company or other Person in which such Person or such Person's Subsidiary holds a general partnership or other equity interest sufficient to enable it to direct the management and policies thereof.

                  "Voting Common Stock" means the Company's Voting Common Stock, $0.01 par value per share.

                  "WTAC" means WT Acquisition Corporation, a Delaware corporation.

                  "WTAC Subsidiaries" means Television Enterprises, Inc., De-Cal Cable, Inc., and Calco Construction Company, Inc., each a Texas corporation, Transwestern Video, Inc., an Oklahoma corporation, and W.K. Communications, Inc., a Kansas corporation, each a wholly-owned subsidiary of WTAC, and any other Person that is or becomes a Subsidiary of WTAC after the date hereof.



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                  "Warrants" means the warrants created in the Company's Common
Stock Purchase Warrant issued to (i) NationsBanc dated as of October 31, 1995, to purchase 12,128 shares of Common Stock, as adjusted pursuant to the terms thereof, (ii) NationsBanc dated as of October 31, 1995 to purchase 3,000 shares of Common Stock, as adjusted pursuant to the terms thereof, (iii) BT Capital dated as of October 31, 1995 to purchase 3,000 shares of Common Stock, as adjusted pursuant to the terms thereof, and (iv) Chase dated as of October 31, 1995 to purchase 15,207 shares of Common Stock, as adjusted pursuant to the terms thereof, and, in each case, any replacement or substitute warrants for all or any portion thereof.

         B.     ELECTION OF DIRECTORS; RESTRICTIONS ON STOCK; SALE OF COMPANY.

         B.1    Election of Directors; Quorum.

         B.1(a) In any election of directors of the Company, the Stockholders shall vote all shares of Common Stock of the Company owned or controlled by them in favor of a Board of Directors comprising directors designated as follows:

                (i) for so long as Belisle owns any Common Stock, one shall be a director designated by Belisle;

                (ii) for so long as Austin Ventures owns at least 10% of the fully-diluted Common Stock, two shall be directors designated by Austin Ventures;

                (iii) for so long as BT Capital owns at least 10% of the fully-diluted Common Stock, two shall be directors designated by BT Capital;

                (iv) for so long as Growth Fund owns at least 2.5% of the fully-diluted Common Stock, one shall be a director designated by Growth Fund; and

                (v) for so long as NationsBanc owns at least 10% of the fully-diluted Common Stock, two shall be directors designated by NationsBanc.

In the event of any vacancy in the Board of Directors of the Company occurring for any reason, each of the Stockholders covenants and agrees to vote all shares of Common Stock owned or controlled by them and to otherwise use their best efforts to fill the vacancy in such a manner that the Board of Directors of the Company will include eight directors so designated. In the event that the number of persons then comprising the entire Board of Directors of the Company is proposed to be increased to a number in excess of eight, each of the Stockholders covenants and agrees to vote all shares of Common Stock of the Company owned or controlled by it in favor of additional person(s) as director(s) jointly designated by the Investors and Belisle. The Company agrees to use its best efforts to cause such designees to be elected to the Board of Directors of the Company.


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         B.1(b) Notwithstanding the foregoing, the Board of Directors shall initially comprise four members, as follows: (i) Belisle, as the designee of Belisle, (ii) Jeffery C. Garvey, as the designee of Austin Ventures, (iii) James
J. Kozlowski, as the designee of Growth Fund, and (iv) Michael F. Elliott, as the designee of NationsBanc. BT Capital, NationsBanc, and Austin Ventures shall each be entitled at any time on or after the date hereof to designate additional persons for election to fill the vacancies in the Board of Directors in accordance with paragraph B.1(a) above.

         B.1(c) The Company shall reimburse each director of the Company (or person(s) designated by Austin Ventures, Growth Fund, BT Capital or NationsBanc to attend any meeting of the Board of Directors if Austin Ventures, Growth Fund, BT Capital or NationsBanc, as the case may be, has not exercised its right to designate the number of persons which it is entitled to designate to serve as directors of the Company pursuant to paragraph B.1(a) above; provided, that the expenses of no more than two representatives of Austin Ventures, one representative of Growth Fund, two representatives of BT Capital and two representatives of NationsBanc, as directors or otherwise, shall be reimbursable by the Company with respect to any meeting of the Board of Directors) who does not receive a salary from the Company as an officer or employee for all reasonable out-of-pocket expenses incurred by such director (or designated attendee) in connection with the attendance by such director (or designated attendee) at meetings of the Board of Directors of the Company.

         B.1(d) The Board of Directors of each of the Company Subsidiaries is to be constituted in the same manner as provided in paragraphs B.1(a) and B.1(b) above in respect of the Company's Board of Directors and each Stockholder covenants and agrees, if necessary, to vote its shares of capital stock in order to cause the Boards of Directors of the Company and the Company Subsidiaries to hold regular meetings at least six times during each fiscal year of the Company and to meet at least once during each two calendar month period.

         B.1(e) The Stockholders shall vote all shares of Common Stock owned or controlled by them in favor of, and otherwise to use their best efforts to cause, and the Company covenants and agrees to cause, the Bylaws and the Certificate of Incorporation of the Company and each Company Subsidiary to provide that (x) in order to constitute a quorum for a meeting of the Board of Directors of the Company and each Company Subsidiary at least a majority of the directors designated by the Investors (the "Majority Investor Directors") must be present in person, (y) the provisions of the Bylaws and Certificate of Incorporation reflecting the provisions of clause (x) above may be amended only upon the vote of at least one director designated by Belisle (for so long as Belisle is entitled to designate a director) and by the Majority Investor Directors, and (z) the number of shares of authorized capital stock of the Company shall be increased as necessary to assure that sufficient shares are available for issuance upon exercise of the Warrants.

         B.2    Provisions Applicable to Restricted Stock.

         B.2(a) General Restrictions on Transfer.


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                  (i) During the term of this Agreement, none of the Restricted
Stock now owned or hereafter acquired by Management may be sold, assigned, transferred, pledged, encumbered or otherwise hypothecated (each a "transfer") except in accordance with the provisions of this Agreement.

                  (ii) Any attempted transfer of Restricted Stock other than in accordance with this Agreement (other than an involuntary transfer by operation of law) shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of shares of Restricted Stock pursuant to any such transfer.

                  (iii) Notwithstanding anything herein to the contrary, but subject to Section B.4 hereof, a Member of Management may transfer any or all of the Restricted Stock beneficially owned by him (x) to his spouse or children and
(y) to trusts established for the benefit of his spouse or children, in each event free of the restrictions and requirements of paragraphs B.2(b) and B.2(c) hereof, provided that in connection with the transfer, the transferee grants to such transferor an irrevocable proxy coupled with an interest to vote all of the shares of Restricted Stock so transferred, and provided further that the provisions of this Agreement, including, without limitation, paragraphs B.2(b), B.2(c) and B.2(d) and Section B.5, shall be applicable to the shares of Restricted Stock so transferred.

          B.2(b)  Right of First Refusal.

                  (i) Subject to paragraph B.2(c) hereof, whenever and as often as a Member of Management shall desire to sell any shares of Restricted Stock pursuant to a bona fide offer for the purchase thereof in a private transaction, he shall be deemed an "Offeror" for purposes of paragraphs B.2(b) and B.2(c) and shall give notice (the "Notice") to each Investor (each an "Investor Offeree" and collectively the "Investor Offerees") in writing to such effect, enclosing a copy of such bona fide offer (it being agreed that Offeror shall cause any such offer to be reduced to writing) and specifying the number of shares of Restricted Stock which Offeror desires to sell, the name of the person or persons to whom Offeror desires to make such sale and the dollar value of the consideration which has been offered in connection therewith. Upon receipt of the Notice, the Investor Offerees shall have the first right and option to purchase all of the shares proposed to be sold, pro rata according to their respective holdings of Common Stock (determined on a fully-diluted basis), for cash at a purchase price equal to the dollar value of such consideration (in the event such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be determined by the Company's Board of Directors, whose good faith determination shall be conclusive, provided that Offeror shall not participate in such determination), exercisable for a period of 20 days from the date of receipt of the Notice. Failure of any Investor Offeree to respond to the Notice within the 20-day period shall be deemed to constitute a notification to Offeror of such Investor Offeree's decision not to exercise the first right and option to purchase the shares under this paragraph B.2(b)(i).

                  (ii) In such event (and in the event that an Investor Offeree shall notify Offeror of such Investor Offeree's decision not to exercise its first right and option) Offeror shall give


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written notice to each of the other Investor Offerees who has agreed to purchase his or its pro rata share of the shares proposed to be transferred and each such Investor Offeree shall have the right, exercisable for a period of five days from the date of receipt of such notice, to purchase the remaining shares, for cash at a purchase price equal to the dollar value of the consideration offered for such shares as set forth in the Notice, pro rata according to such Investor Offeree's holdings of Common Stock (determined on a fully-diluted basis). This process shall be repeated until one or more of such Investor Offerees has agreed, or none of such Investor Offerees has agreed, to accept the offer with respect to all of the shares proposed to be transferred. Failure of any such Investor Offeree to respond to such notice within the five-day period shall be deemed to constitute a notification to Offeror of such Investor Offeree's decision not to exercise the first right and option to purchase the remaining shares under this paragraph B.2(b)(ii).

                  (iii) In the event that all of the shares proposed to be transferred are not purchased by the Investor Offerees, Offeror shall give Notice as specified above to each Member of Management, excluding himself (each a "Management Offeree" and collectively the "Management Offerees"), specifying the remaining number of shares of Restricted Stock which Offeror desires to sell. Upon receipt of the Notice, the Management Offerees shall have the right and option to purchase all of the shares proposed to be sold to them, pro rata according to their respective holdings of Common Stock (determined on a fully-diluted basis), for cash at a purchase price equal to the dollar value of the consideration offered for such shares as set forth in the Notice, exercisable for a period of 20 days from the date of receipt of the Notice. Failure of any Management Offeree to respond to the Notice within the 20-day period shall be deemed to constitute a notification to Offeror of such Management Offeree's decision not to exercise the first right and option to purchase the shares under this paragraph B.2(b)(iii).

                  (iv) In such event (and in the event that a Management Offeree shall notify Offeror of such Management Offeree's decision not to exercise its right and option) Offeror shall give written notice to each of the other Management Offerees who has agreed to purchase his pro rata share of the shares proposed to be transferred and each such Management Offeree shall have the right, exercisable for a period of five days from the date of receipt of such notice, to purchase the remaining shares, for cash at a purchase price equal to the dollar value of the consideration offered for such shares as set forth in the Notice, pro rata according to such Management Offeree's holdings of Common Stock (determined on a fully-diluted basis). This process shall be repeated until one or more of such Management Offerees has agreed, or none of such Management Offerees has agreed, to accept the offer with respect to all of the shares proposed to be transferred. Failure of any such Management Offeree to respond to such notice within the five-day period shall be deemed to constitute a notification to Offeror of such Management Offeree's decision not to exercise the first right and option to purchase the remaining shares under this paragraph B.2(b)(iv).

                  (v) The Investor Offerees and Management Offerees (together, the "Offerees") may exercise the right and option provided in paragraphs B.2(b)(i) through (iv) by giving written notice to Offeror not later than the close of business on the date of expiration of such right and option (or if such date is not a Business Day, then on or before the close of business on the next


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succeeding Business Day), advising of the election to exercise the same and the date (not later than five days from the date of expiration of all applicable rights and options to purchase shares under this paragraph B.2(b)) upon which payment of the purchase price for the shares shall be made. Offeror shall deliver to the Offeree(s) at the Company's principal office, on the payment date specified in such notice, the certificate or certificates representing such shares, properly endorsed for transfer, against payment of the purchase price therefor by the Offeree(s) in immediately available funds.

                  (vi) In the event that all of the shares proposed to be transferred are not purchased by the Offerees hereunder, Offeror shall then offer the Company the right and option to purchase the balance of the shares for cash at the same purchase price and on the same terms offered to the Offerees. Failure of the Company to respond to such notice within a 10-day period shall be deemed to constitute a notification to Offeror of the Company's decision not to exercise the right and option to purchase such shares under this paragraph B.2(b)(vi).

                  (vii) The Company may exercise the right and option provided in paragraph B.2(b)(vi) by giving written notice to Offeror not later than the close of business on the date of expiration of such right and option (or if such date is not a Business Day, then on or before the close of business on the next succeeding Business Day), advising of the election to exercise the same and the date (not later than five days from the date of such notice) upon which payment of the purchase price for the shares shall be made. Offeror shall deliver to the Company's principal office, on the payment date specified in such notice, the certificate or certificates representing the shares being purchased by the Company, properly endorsed for transfer, against payment of the purchase price therefor by the Company in immediately available funds.

                  (viii) If all the shares proposed to be transferred are not purchased by the Offerees and the Company in accordance with this paragraph B.2(b), Offeror (A) shall not be required to sell any of the shares proposed to be transferred to the Offerees or to the Company, and (B) may, during the 60-day period commencing on the expiration of the rights and options provided for in this Section B.2, sell all (but not less than all) of such shares to the transferee named in the Notice for a consideration equal to or greater than the consideration specified in the Notice, free of the restrictions contained in paragraph B.2(b) of this Agreement (but subject to the other terms and conditions hereof, including, without limitation, paragraph B.2(c)). In addition, in the event that all of the shares proposed to be transferred are not purchased by the Offerees and the Company in accordance with this paragraph B.2(b), each Offeree shall be entitled, at its option within seven Business Days of being notified that such shares are not to be purchased, to exercise the rights specified in paragraph B.2(c) below.

                  (ix) Notwithstanding the foregoing, the Investors may designate their respective Investor Affiliates (or any of them) to exercise such Investor's right and option pursuant to this paragraph B.2(b) to purchase any or all of the shares proposed to be transferred by Offeror.

         B.2(c)   Come-Along. Whenever and as often as Offeror shall receive from a prospective purchaser a bona fide offer to purchase any shares of Restricted Stock which Offeror wishes to


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accept, the Offerees shall have the right, at each Offeree's option, either to exercise such Person's rights under paragraph B.2(b) hereof or to require Offeror to arrange for the sale, to the prospective purchaser, on terms and conditions at least as favorable to the Offeree as the terms and conditions set out in the offer received by Offeror, of the number of the Offeree's shares of Common Stock and Warrants which bears the same proportion to the number of shares of Common Stock and Warrants (determined on a fully-diluted basis) owned by such Offeree as the number of shares of Common Stock and Warrants being sold by Offeror bears to the total number of shares of Common Stock and Warrants (determined on a fully-diluted basis) owned by the Offeror, to the prospective purchaser on terms and conditions at least as favorable to the Offeree as the terms and conditions set out in the offer received by Offeror. If the prospective purchaser will not purchase all the shares of Common Stock and Warrants which Offeror and the Offerees wish to sell pursuant to this paragraph B.2(c), the number of shares of Common Stock and shares issuable upon exercise of the Warrants which Offeror and the Offerees shall be permitted to sell to such prospective purchaser shall be a number of shares equal to the number of shares which the prospective purchaser desires to purchase times a fraction, the numerator of which is the number of shares of Common Stock (determined on a fully-diluted basis) beneficially owned by Offeror or each selling Offeree, as appropriate, and the denominator of which is the aggregate number of shares of Common Stock (determined on a fully-diluted basis) beneficially owned by Offeror and the selling Offerees. An Offeree may exercise his or its right under this paragraph B.2(c) by written notice given within 10 days after the date on which such person received the Notice required by paragraphs B.2(b)(i) and (iii) above.

         B.2(d) Purchase of Restricted Stock and Management/Investor Stock.

                (i) In the event that a Member of Management (A) commits a material breach of his duty of loyalty to the Company or any Company Subsidiary,
(B) is found guilty of a criminal offense that has a material adverse effect upon the business or reputation of the Company or any Company Subsidiary, (C) is terminated as an employee of the Company for willful refusal to perform his assigned duties, which willful refusal has had, or if continued, could reasonably be expected to have, a material adverse effect on the Company or the Company Subsidiaries or their respective businesses or prospects, and which willful refusal has continued after such Member of Management has received at least two written warnings specifically advising him of his shortcomings and providing him with an opportunity to resume performance in accordance with his assigned duties, or (D) commits a material breach of his covenants contained in Section B.2 of this Agreement, the Company, at its option, may purchase all or any portion of the Restricted Stock or Management/Investor Stock held by him, for a cash purchase price of $1 per share of Restricted Stock and $100 per share of Management/Investor Stock.

                (ii) In the event that a Member of Management resigns from the Company or any Company Subsidiary or refuses to be employed by the Company or any other Company Subsidiary, the Company, at its option, may (A) purchase all or any portion of the shares of Restricted Stock and Management/Investor Stock owned by the Member of Management, for cash at a purchase price for the Restricted Stock equal to the greater of (x) $1.00 per share or (y) the Fair Market Value (as defined below) of the shares of Restricted Stock, and a purchase price for the Management/Investor Stock equal to the greater of (x) $100 per share or
(y) the Fair Market Value of the shares of Management/Investor Stock.

                  (iii) Within 60 days of the date upon which the Company first determines that an event entitling the Company to purchase Restricted Stock or Management/Investor Stock pursuant to paragraph B.2(d)(i) or B.2(d)(ii) has occurred, the Company shall give the affected Member of Management written notice of such occurrence, indicating the number of shares of Restricted Stock and Management/Investor Stock, if any, which the Company elects to purchase (the "Repurchase Notice"). Upon receipt of the Repurchase Notice, the affected Member of Management shall be obligated to sell such Restricted Stock and Management/Investor Stock to the Company. The purchase of Restricted Stock and Management/Investor Stock pursuant to this paragraph B.2(d) shall be consummated within 90 days of the date of the Repurchase Notice or, if later, the fifteenth day after receipt of the Appraised Valuation in the event the Restricted Stock or Management Investor Stock is being purchased at Fair Market Value; provided, however, that in the event the Restricted Stock or Management/Investor Stock is being purchased at Fair Market Value based on an Appraised Valuation (as defined below), the Company may elect not to purchase such Restricted Stock and Management/Investor Stock by delivering a notice to such effect to the affected Member of Management within ten days following the receipt of the Appraised Valuation.

                  (iv) In the event the Company elects not to repurchase all or any portion of the Restricted Stock and Management/Investor Stock, it shall deliver written notice (the "Notice") to each Investor (the "Investor Offerees") of the occurrence of an event under paragraph B.2(d)(i) or B.2(d)(ii) and of the number of shares of Restricted Stock and Management/Investor Stock owned by the affected Member of Management which will not be purchased by the Company. Upon receipt of the Notice, the Investor Offerees shall have the right and option to purchase all of the shares of Restricted Stock and Management/Investor Stock owned by the affected Member of Management which will not be purchased by the Company, pro rata according to their respective holdings of Common Stock (determined on a fully-diluted basis), for cash at the purchase prices established in paragraph B.2(d)(i) or B.2(d)(ii), respectively, exercisable for a period of 20 days from the date of receipt of the Notice. Failure of any Investor Offeree to respond to the Notice within the 20-day period shall be deemed to constitute a notification to the Company of such Investor Offeree's decision not to exercise the first right and option to purchase the shares under this paragraph B.2(d)(iv).

                  (v) In the event that any Investor Offerees fail to respond to the Notice under paragraph B.2(d)(iv) in a timely manner (and in the event that an Investor Offeree shall notify the Company of such Offeree's decision not to exercise its right and option), the Company shall give written notice to each of the other Investor Offerees who has agreed to purchase his or its pro rata share of the shares of Restricted Stock and Management/Investor Stock owned by the affected Member of Management and each such Investor Offeree shall have the right, exercisable for a period of five business days from the date of receipt of such notice, to purchase the remaining shares, for cash at the purchase prices established in paragraphs B.2(d)(i) or B.2(d)(ii), respectively, pro rata according to such Investor Offeree's holdings of Common Stock

(determined on a fully-diluted basis). This process shall be repeated until one or more of such Investor Offerees has agreed, or none of such Investor Offerees has agreed, to purchase all of the shares of Restricted Stock and Management/Investor Stock owned by the affected Member of Management. Failure of any such Investor Offeree to respond to such notice within the five-day period shall be deemed to constitute a notification to the Company of such Investor Offeree's decision not to exercise the first right and option to purchase the remaining shares under this paragraph.

                  (vi) In the event that all of the shares proposed to be transferred are not purchased by the Investor Offerees, the Company shall give Notice as specified above to each Member of Management, excluding the affected Member of Management (each a "Management Offeree" and collectively the "Management Offerees"), specifying the number of shares of Restricted Stock and Management/Investor Stock which will not be purchased by the Company and the Investor Offerees. Upon receipt of the Notice, the Management Offerees shall have the right and option to purchase all of the remaining shares, pro rata according to their respective holdings of Common Stock (determined on a fully-diluted basis), for cash at the purchase prices established in paragraphs B.2(d)(i) or B.2(d)(ii), respectively, exercisable for a period of 20 days from the date of receipt of the Notice. Failure of any Management Offeree to respond to the Notice within the 20-day period shall be deemed to constitute a notification to the Company of such Management Offeree's decision not to exercise the right and option to purchase the shares under this paragraph B.2(d)(vi).

                  (vii) In the event that any Management Offerees fail to respond to the Notice under paragraph B.2(d)(vi) in a timely manner (and in the event that a Management Offeree shall notify the Company of such Management Offeree's decision not to exercise its right and option) the Company shall give written notice to each of the other Management Offerees who has agreed to purchase his or its pro rata share of the shares owned by the affected Member of Management and each such Management Offeree shall have the right, exercisable for a period of five days from the date of receipt of such notice, to purchase the remaining shares, for cash at the purchase prices established in paragraphs B.2(d)(i) or B.2(d)(ii), respectively, pro rata according to such Management Offeree's holdings of Common Stock (determined on a fully-diluted basis). This process shall be repeated until one or more of such Management Offerees has agreed, or none of such Management Offerees has agreed, to purchase all of the shares of stock owned by the affected Member of Management. Failure of any such Management Offeree to respond to such notice within the five-day period shall be deemed to constitute a notification to the Company of such Management Offeree's decision not to exercise the right and option to purchase the remaining shares under this paragraph.

                  (viii) The Company shall then notify the affected Member of Management of the number of shares of Restricted Stock and Management/Investor Stock which the Investors, other Members of Management and the Company have elected to purchase, and the Member of Management shall be obligated to sell such Restricted Stock or Management/Investor Stock to them. The purchase of Restricted Stock or Management/Investor Stock pursuant to this paragraph B.2(d) shall be consummated within 90 days of the date of such notice or, if later, the fifteenth day after receipt of the Appraised Valuation (as defined below) by the Company; provided, however, that in the event the Restricted Stock or Management/Investor Stock is being purchased at Fair Market Value based on an Appraised Valuation, any purchaser who is an Investor or Member of Management may elect not to purchase such Restricted Stock or Management/Investor Stock by delivering a notice to such effect to the Company within ten days following its receipt of the Appraised Valuation.

                  (ix) For purposes of this paragraph B.2(d), "Fair Market Value" of any Restricted Stock or Management/Investor Stock means the value of such Restricted Stock or Management/Investor Stock determined in accordance with the following formula:

                       (A) Within 10 days after the Company determines that an event giving rise to an option to repurchase shares of Restricted Stock or Management/Investor Stock pursuant to this paragraph B.2(d) has occurred, the Company shall notify the affected Member of Management in writing of the Company's valuation of such Restricted Stock or Management/Investor Stock (the "Company's Valuation"). If such Member of Management does not object to the Company's Valuation within 10 days following receipt thereof, "Fair Market Value" means the Company's Valuation.

                       (B) If such Member of Management objects to the Company's Valuation, he shall so notify the Company, stating his proposed valuation of the Restricted Stock or Management/Investor Stock. If the Company and such Member of Management then agree on a valuation (an "Agreed Valuation") within 10 days following the Company's receipt of such notice from such Member of Management, then "Fair Market Value" means the Agreed Valuation.

                       (C) If within 10 days following receipt by the Company of such notice from such Member of Management, no Agreed Valuation has been reached, then "Fair Market Value" shall be the amount determined by Daniels & Associates to be the value of the Restricted Stock or Management/Investor Stock, based upon its independent review and valuation of the Company (the "Appraised Valuation"). The Appraised Valuation shall establish a valuation for the shares without giving effect to whether the Restricted Stock or Management/Investor Stock comprises only a minority interest in the equity of the Company. The Company shall notify Daniels & Associates of the need for a valuation pursuant to this paragraph B.2(d)(ix)(C) within 10 days after such need is determined. Daniels & Associates shall complete its valuation and deliver its report to the Company and to such Member of Management within 45 days following its notification of the need for a valuation. The report of Daniels & Associates shall state in detail the basis for its valuation and shall be conclusive and binding on the Company and such Member of Management.

                       (D) The fee charged by Daniels & Associates for establishing the Appraised Valuation shall be paid 1/2 by the Company and 1/2 by such Member of Management.

         B.2(e) Recovery of Purchase Price under Green Purchase Agreement. In order to provide that the purchase price of the shares of capital stock of WTAC purchased by Classic Cable pursuant to the Green Purchase Agreement shall be borne by the Members of Management, it is agreed that, notwithstanding any provision to the contrary in this Agreement, in the Certificate of Incorporation of the Company, or in any other document or instrument, all amounts payable with respect to capital stock of the Company issued pursuant to the Management Options, whether as dividends, as a return of capital, upon liquidation, or otherwise, shall be paid first to the holders of Investor Stock, ratably in accordance with the number of shares of Investor Stock held by them, until the holders of Investor Stock shall have received, in the aggregate, $600,000. Thereafter, all amounts payable in respect of such shares of capital stock of the Company shall be paid in accordance with the Certificate of Incorporation of the Company.

         B.3    Provisions Applicable to Investor Stock.

         B.3(a) Warrants. In applying the provisions of this Section B.3, the Common Stock issuable upon exercise of the Warrants shall be deemed to be issued and outstanding and owned of record by the registered holder of the Warrants. Without limiting the foregoing, a transfer of Warrants shall be treated as a transfer of the Common Stock issuable upon exercise thereof and shall be subject to the restrictions set forth in this Section B.3.

         B.3(b) General Restrictions on Transfer.

                (i) None of the Investor Stock now owned or hereafter acquired by any Stockholder may be transferred except in accordance with the provisions of this Agreement.

                (ii) Any attempted transfer of Investor Stock not in compliance with this Agreement (other than an involuntary transfer by operation of law) shall be null and void and the Company shall refuse to recognize such transfer and shall not reflect on its records any change in record ownership of shares of Investor Stock pursuant to any such transfer.

                (iii) Notwithstanding anything herein to the contrary, subject to Section B.4 hereof, the following transfers of Investor Stock may be made free of the restrictions and requirements of this Section B.3: (A) an Investor or any subsequent holder of Investor Stock may transfer any or all of its Investor Stock to any of its Investor Affiliates, (B) BT Capital may grant participation in its Investor Stock to any BT Investor, (C) any Investor may transfer or grant participation in shares of a particular class of Investor Stock to any other holder of the same class of Investor Stock, and (D) a transfer by a holder of Management/Investor Stock to the Persons and on the terms set forth in paragraph B.2(a)(iii).

                  B.3(c)  Right of First Refusal.

                  (i) Subject to paragraph B.3(d) hereof, whenever and as often as a holder of Investor Stock (the "Selling Holder") shall desire to sell any shares of Investor Stock pursuant to a bona fide offer for the purchase thereof in a private transaction, he shall give notice (the "Notice") to each other holder of Investor Stock (each a "Non-Selling Holder" and collectively the "Non-Selling Holders") in writing to such effect, enclosing a copy of such bona fide offer (it being agreed that Selling Holder shall cause any such offer to be reduced to writing) and specifying the number of shares of Investor Stock which Selling Holder desires to sell, the name of the person or persons to whom Selling Holder desires to make such sale and the dollar value of the consideration which has been offered in connection therewith. Upon receipt of the Notice, the Non-Selling Holders shall have the first right and option to purchase all of the shares proposed to be sold, pro rata according to their respective holdings of Investor Stock (determined on a fully-diluted basis), for cash at a purchase price equal to the dollar value of such consideration (in the event such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be determined by the Company's Board of Directors, whose good faith determination shall be conclusive, provided that Selling Holder shall not participate in such determination), exercisable for a period of 40 days from the date of receipt of the Notice. Failure of any Non-Selling Holder to respond to the Notice within the 40-day period shall be deemed to constitute a notification to Selling Holder of such Non-Selling Holder's decision not to exercise the first right and option to purchase the shares under this paragraph B.3(c)(i).

                  (ii) In such event (and in the event that a Non-Selling Holder shall notify Selling Holder of such Non-Selling Holder's decision not to exercise its first right and option) Selling Holder shall give written notice to each of the other Non-Selling Holders who has agreed to purchase his or its pro rata share of the shares proposed to be transferred and each such Non-Selling Holder shall have the right, exercisable for a period of five days from the date of receipt of such notice, to purchase the remaining shares, for cash at a purchase price equal to the dollar value of the consideration offered for such shares as set forth in the Notice, pro rata according to such Non-Selling Holder's holdings of Investor Stock (determined on a fully-diluted basis). This process shall be repeated until one or more of such Non-Selling Holders has agreed, or none of such Non-Selling Holders has agreed, to accept the offer with respect to all of the shares proposed to be transferred. Failure of any such Non-Selling Holder to respond to such notice within the five-day period shall be deemed to constitute a notification to Selling Holder of such Non-Selling Holder's decision not to exercise the first right and option to purchase the remaining shares under this paragraph B.3(c)(ii).

                  (iii) In the event that all of the shares proposed to be transferred are not purchased by the Non-Selling Holders, Selling Holder shall give Notice as specified above to each Member of Management (each a "Management Offeree" and collectively the "Management Offerees"), specifying the remaining number of shares of Investor Stock which Selling Holder desires to sell. Upon receipt of the Notice, the Management Offerees shall have the right and option to purchase all of the shares proposed to be sold to them, pro rata according to their respective holdings of Common Stock (determined on a fully-diluted basis), for cash at a purchase price equal to the dollar value of the consideration offered for such shares as set forth in the Notice, exercisable for a period of 20 days from the date of receipt of the Notice. Failure of any Management Offeree to respond to the Notice within the 20-day period shall be deemed to constitute a notification to Selling Holder of such Management Offeree's decision not to exercise the right and option to purchase the shares under this paragraph B.3(c)(iii).

                  (iv) In such event (and in the event that a Management Offeree shall notify Selling Holder of such Management Offeree's decision not to exercise its first right and option) Selling Holder shall give written notice to each of the other Management Offerees who has agreed to purchase his or its pro rata share of the shares proposed to be transferred and each such Management Offeree shall have the right, exercisable for a period of five days from the date of receipt of such notice, to purchase the remaining shares, for cash at a purchase price equal to the dollar value of the consideration offered for such shares as set forth in the Notice, pro rata according to such Management Offeree's holdings of Common Stock (determined on a fully-diluted basis). This process shall be repeated until one or more of such Management Offerees has agreed, or none of such Management Offerees has agreed, to accept the offer with respect to all of the shares proposed to be transferred. Failure of any such Management Offeree to respond to such notice within the five-day period shall be deemed to constitute a notification to Selling Holder of such Management Offeree's decision not to exercise the right and option to purchase the remaining shares under this paragraph B.3(c)(iv).

                  (v) The Non-Selling Holders and Management Offerees (together, the "Offerees") may exercise the right and option provided in paragraphs B.3(c)(i) through (iv) by giving written notice to Selling Holder not later than the close of business on the date of expiration of such right and option (or if such date is not a Business Day, then on or before the close of business on the next succeeding Business Day), advising of the election to exercise the same and the date (not later than five days from the date of expiration of all applicable rights and options to purchase shares under this paragraph B.3(c)) upon which payment of the purchase price for the shares shall be made. Selling Holder shall deliver to the Offeree(s) at the Company's principal office, on the payment date specified in such notice, the certificate or certificates representing such shares, properly endorsed for transfer, against payment of the purchase price therefor by the Offeree(s) in immediately available funds.

                  (vi) In the event that all of the shares proposed to be transferred are not purchased by the Non-Selling Holders and the Management Offerees hereunder, the Selling Holder shall then offer the Company the right and option to purchase the balance of the shares for cash at the same purchase price and on the same terms offered to the Non-Selling Holders and the Management Offerees. Failure of the Company to respond to such notice within a 15-day period shall be deemed to constitute a notification to the Selling Holder of the Company's decision not to exercise the right and option to purchase such shares under this paragraph B.3(c)(vi).

                  (vii) The Company may exercise the right and option provided in paragraph B.3(c)(vi) by giving written notice to the Selling Holder not later than the close of business on the date of expiration of such right and option (or if such date is not a Business Day, then on or before the close of business on the next succeeding Business Day), advising of the election to exercise the same and the date (not later than five days from the date of such notice) upon which payment of the purchase price for the shares shall be made. The Selling Holder shall deliver to the Company's principal office, on the payment date specified in such notice, the certificate or certificates representing the shares being purchased by the Company, properly endorsed for transfer, against payment of the purchase price therefor by the Company in immediately available funds.

                (viii) If all the shares proposed to be transferred are not purchased by the Non-Selling Holders, the Management Offerees and the Company in accordance with this paragraph B.3(c), the Selling Holder (A) shall not be required to sell any of the shares proposed to be transferred to the Non-Selling Holders, the Management Offerees or the Company, and (B) may, during the 60-day period commencing on the expiration of the rights and options provided for in this Section B.3, sell all (but not less than all) of such shares to the transferee named in the Notice for a consideration equal to or greater than the consideration specified in the Notice, free of the restrictions contained in this paragraph B.3(c) (but subject to the other terms and conditions hereof including, without limitation, paragraph B.3(d)). In addition, in the event that all of the shares proposed to be transferred are not purchased by the Offerees and the Company in accordance with this paragraph B.3(c), each Offeree shall be entitled, at its option within seven Business Days of being notified that such shares are not to be purchased, to exercise the rights specified in paragraph B.3(d) below.

                (ix) Notwithstanding the foregoing, the holders of Investor Stock may designate its respective Investor Affiliates (or any of them) to exercise such Investor's right and option pursuant to this paragraph B.3(c) to purchase any or all of the shares proposed to be transferred by the Selling Holder.

         B.3(d) Come-Along. Whenever and as often as the Selling Holder (except for NationsBanc and BT Capital, with respect to their Preferred Stock only) shall receive from a prospective purchaser a bona fide offer to purchase any shares of Investor Stock which such Selling Holder wishes to accept, the Non-Selling Holders (except for NationsBanc and BT Capital with respect to their Preferred Stock only) shall have the right, at each Non-Selling Holder's option, either to exercise such Person's rights under paragraph B.3(c) hereof or to require the Selling Holder to arrange for the sale, to the prospective purchaser, on terms and conditions at least as favorable to such Non-Selling Holder as the terms and conditions set out in the offer received by the Selling Holder, of the number of the Non-Selling Holder's shares of Investor Stock which bears the same proportion to the number of shares of Investor Stock owned by such Non-Selling Holder as the number of shares of Investor Stock sold by the Selling Holder bears to the total number of shares of Investor Stock owned by such Selling Holder. If the prospective purchaser will not purchase all the shares of Investor Stock which the Selling Holder and the Non-Selling Holders wish to sell pursuant to this paragraph B.3(d), the number of shares of Investor Stock which the Selling Holder and the Non-Selling Holders shall be permitted to sell to such prospective purchaser shall be a number of shares equal to the number of shares which the prospective purchaser desires to purchase times a fraction, the numerator of which is the number of shares of Investor Stock beneficially owned by the Selling Holder or each other selling Non-Selling Holder, as appropriate, and the denominator of which is the aggregate number of shares of Investor Stock beneficially owned by the Selling Holder and the Non-Selling Holders who elect to participate in such sale. A Non- Selling Holder may exercise his or its right under this paragraph B.3(d) by written notice given within 10 days after the date on which such person received the Notice required by paragraph B.3(c)(i) above. For purposes of this paragraph B.3(d) only, the term "Investor Stock" shall be deemed to exclude Preferred Stock.

         B.4 Purchasers or Transferees of Capital Stock. Except as otherwise specifically provided herein, any Person who shall acquire (voluntarily or involuntarily, by operation of law or otherwise) any shares of Common Stock, Warrants or Preferred Stock shall be bound by all the terms and conditions of this Agreement to the same extent as the parties hereto, and, prior to registration of the transfer of any such securities on the books of the Company, any purchaser or other transferee shall execute an agreement with the parties hereto agreeing to be bound hereby.

         B.5    Sale of the Company.

         B.5(a) Definition. The term "Sale of the Company," as used in this Agreement, means either (i) a sale of all or substantially all of the assets, or all or substantially all of the capital stock, of (A) the Company, or one or more of the Company Subsidiaries, or (B) WTAC or one or more of the WTAC Subsidiaries, in one or more transactions for cash or freely salable securities and a subsequent liquidation of the Company or WTAC in which their respective stockholders receive liquidating distributions of such proceeds of sale after payment or provision for the valid debts and liabilities of the Company or WTAC, as the case may be, (ii) a merger or consolidation of (A) the Company or one or more of the Company Subsidiaries, or (B) WTAC or one or more of the WTAC Subsidiaries, with or into one or more corporations, limited liability companies or partnerships in which (x) the Company or it Subsidiaries, or (y) WTAC or the WTAC Subsidiaries receive cash or freely salable securities for all of its or their assets, as the case may be, and a subsequent liquidation of (A) the Company or one or more of its Subsidiaries, or (B) WTAC or one or more of its Subsidiaries, in which the stockholders of the Company or WTAC, as the case may be, receive liquidating distributions of such proceeds of sale, merger or consolidation after payment or provision for the valid debts and liabilities of the Company or WTAC, as the case may be, or (iii) a merger or consolidation of the Company with or into another corporation, limited liability company or a partnership in which the Stockholders receive cash or marketable securities for all of their stock of the Company.

         B.5(b) Stockholders' Right to Cause a Sale. The Majority Investors shall be entitled at any time by written notice to the Company and each other Stockholder to direct the Company to cause a Sale of the Company. Upon receipt of such notice, the Company shall, at the request of the Majority Investors (i) retain a third party appraisal firm reasonably satisfactory to the Company and the Majority Investors as soon as possible (but in no event more than 30 days after such notice is given) for the purpose of providing such valuations of the Company as a whole and various combinations of its assets or the assets of its subsidiaries as the Company and the Majority Investors deem reasonably satisfactory, and for the purpose of advising the Company and the Investors concerning the private sale of the Company's assets or stock or the assets of its subsidiaries or a merger or consolidation of the Company or its subsidiaries with or into another corporation or partnership, (ii) take all commercially reasonable action necessary to effect a Sale of the Company, and
(iii) consult with and, to the extent reasonably practicable, conform to the wishes of the Investors in determining the manner and form of the Sale of the Company. The Company shall use commercially reasonable efforts to enter into a binding agreement for a Sale of the Company (subject to normal contingencies) within 120 days from the date of notice under this paragraph B.5(b).

         B.5(c) Offer from an Affiliate. Unless the Majority Investors approve such an offer, an offer to purchase the Company by any Member of Management or any Affiliate of any Member of Management shall not relieve the Company of its obligation to effect a Sale of the Company as provided in this Section B.5.

         B.5(d) Tax Savings. In order to subject the proceeds received by the Stockholders to one level of taxation, the Company shall use commercially reasonable efforts to structure a Sale of the Company in the form of a sale of the capital stock of the Company as opposed to sale of the stock or assets of one or more of the Company Subsidiaries or a sale of the stock or assets of WTAC or one or more of the WTAC Subsidiaries. In the event of the sale of the capital stock of the Company, the proceeds of such sale shall be divided as provided in the Company's Certificate of Incorporation.

         B.5(e) Cash Consideration. Any Sale of the Company shall be for cash unless otherwise agreed by the Majority Investors. Unless otherwise agreed by the Majority Investors, in the event of a Sale of the Company which by its terms results in cash distributions to the Company rather than the stockholders of the Company, the Company shall be liquidated promptly thereafter so that the proceeds of the Sale of the Company will be distributed to the Stockholders.

         B.5(f) Sale Documentation. The Stockholders agree that upon any Sale of the Company pursuant hereto, they will execute all documents reasonably required to effect such sale, provided such documents are customary in form and substance for transactions of that type. The Stockholders further agree that they will vote their shares of Common Stock in favor of any such Sale of the Company and will not exercise any right to dissent and seek appraisal of their interests under the laws of the State of Delaware or any other state or pursue any other comparable statutory remedy in connection with the Sale of the Company.

         B.6 Legends on Certificates. During the term of this Agreement, each certificate representing shares of Restricted Stock and Investor Stock shall bear legends in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS

                  THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT IS SUBJECT TO TRANSFER RESTRICTIONS, OBLIGATIONS AND OTHER CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN SECURITYHOLDERS.

The Company shall make a notation on its records and give instructions to any transfer agent of the Common Stock, Warrants and Preferred Stock in order to implement the restrictions on transfer established in this Agreement.

         B.7      Certain Matters Relating to Regulation Y.

                  For purposes hereof, "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. ss.225) or any successor regulation.

                  Notwithstanding anything in this Agreement or the Warrants to the contrary, Chase shall not, and shall not permit any of its Affiliates to, transfer any Warrants or Investor Stock held by it to any Person other than (1) in connection with any public offering or public sale of securities of the Company (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rules 144 or 144A of the Securities and Exchange Commission or any similar rules then in force), (2) to a Person or group of Persons (within the meaning of the Securities and Exchange Act of 1934, as amended (the "1934 Act") if, after such sale, such Person or group of Persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, provided that such sale has been approved by the Company's Board of Directors or a committee thereof, (3) to a Person or group of Persons (within the meaning of the 1934 Act) if, after such sale, such Person or group of Persons in the aggregate would own or control securities of the Company (excluding the portion of the securities being disposed of by Chase (and its Affiliates) in connection with such sale) which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, (4) to a Person or group of Persons (within the meaning of the 1934 Act) if, after such sale, such Person or group of Persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company, (5) to a Person or group of Persons (within the meaning of the 1934 Act) if, prior to such sale, such Person or group of Persons in the aggregate already own or control securities the Company which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, (6) in connection with a merger, consolidation or similar transaction involving the Company if, after such transaction, a Person or group of Persons (within the meaning of the 1934 Act) would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors, provided that such transaction has been approved by the Company's Board of Directors or a committee thereof, (7) to any Member of Management, the Company or any other Investor, pursuant to the provisions of Section B.2 or B.3 and (8) as otherwise permitted by applicable law and regulations.

         C.     ADDITIONAL COVENANTS OF THE COMPANY WITH THE INVESTORS.

         C.1    Covenants.

         C.1(a) Financial Statements and Other Information. The Company will furnish to each Investor (so long as it holds any Common Stock, Preferred Stock or Warrants) and to each holder of at least 10% of the outstanding Common Stock or Preferred Stock (each, a "Recipient"):

                (i) Not later than December 31 of each fiscal year, capital and operating expense budgets, projections of sources and applications of funds and profit and loss projections (prepared in accordance with GAAP, consistently applied) for the Company (and each of the Company Subsidiaries with which it prepares consolidated financial statements) on a consolidated basis for each month of the next succeeding fiscal year, all itemized in reasonable detail and prepared by the Company. Any material revisions made in such budgets or projections shall be furnished promptly to each Recipient.

                (ii) As soon as available and in any event within 90 days after the end of each fiscal year, audited financial statements of the Company (and the Company Subsidiaries with which it prepares consolidated financial statements) on a consolidated and consolidating basis, including a balance sheet as at the end of such fiscal year, statements of income and retained earnings and a related statement of cash flows for such fiscal year and the figures for the preceding year, together with all notes thereto, prepared in reasonable detail and in accordance with GAAP, consistently applied, and accompanied by the report thereof of Ernst & Young or such other "Big Six" firm of independent certified public accountants as may be selected by the Company. Such financial statements shall be certified by the chief financial officer of the Company to be complete and accurate, to fairly present the financial condition of the Company and the Company Subsidiaries, and to be prepared in accordance with GAAP, consistently applied.

                (iii) As soon as reasonably possible and in any event within 30 days after the end of each month, monthly financial reports of the Company (and the Company Subsidiaries with which it prepares consolidated financial statements) on a consolidated basis, including a balance sheet as of the end of the preceding calendar month, statements of income and retained earnings, a related statement of cash flows for such month (prepared in accordance with GAAP, consistently applied), such figures for the corresponding month of the preceding fiscal year, and comparisons to the budget for such month.

                (iv) As soon as reasonably possible and in any event within 30 days after the end of each month, a statement signed by the chief executive and chief financial officers of the Company, setting forth in reasonable detail, as to each of the Cable Systems, (A) the number and type of subscribers to such system as at the end of such month, (B) the range of rates charged to subscribers during such month, (C) the total miles of activated plant as of the end of such month, (D) the Company's best estimate of the number of residential units passed as of the end of such month, (E) the number of subscribers terminating and adding cable service during such month, and
         (F) the monthly and year-to-date revenues, expenses and operating expenses of the Company and the Company Subsidiaries on a consolidated basis, together with the corresponding figures for the Company's and the Company Subsidiaries' budgets on a consolidated basis provided to each Recipient by the Company pursuant to paragraph C.1(a)(i) hereof.

                  (v) Promptly, and in no event more than 10 days after receipt thereof, copies of all audit reports, so-called "management letters", and other communications and reports submitted to the Company or any Company Subsidiary by independent certified public accountants in connection with each interim or special audit of a Company Subsidiary made by such accountants.

                  (vi) Promptly, but in any event within 10 days after the Company has knowledge thereof, written notice of any actual or anticipated material adverse change in any Company Subsidiary's operations or financial condition, including any material adverse change relating to any of the Cable Systems or any part thereof contained in a single municipality.

                  (vii) With each report pursuant to paragraphs C.1(a)(ii) or C.1(a)(iii) hereof, an Officer's Certificate of the Company, substantially in the form attached hereto as Annex 1.

                  (viii) Simultaneously with delivery to the Lenders (as defined in the Credit Agreement) under the Credit Agreement, copies of all financial statements, information and notices delivered to such Lenders which are not otherwise delivered to each Recipient pursuant to subparagraphs (i) through (vii) above.

                  (ix) Immediately upon receipt thereof by the Company, copies of all financial statements, information and notices delivered to the Company by WTAC.

                  (x) Promptly after receipt of any request therefor from an Investor, such information as such Investor shall request in order for it to deliver or make all reports or filings required to be made by it or any of its Affiliates with the Small Business Administration or any other governmental authority.

         C.1(b)   Information and Inspection. As often as any Investor shall reasonably request, the Company shall furnish to the Investors with reasonable promptness full information pertinent to any covenant, provision or condition hereof or to any matter in connection with the business of the Company, any Company Subsidiary, WTAC or any WTAC Subsidiary. In addition, during normal business hours upon reasonable notice, the Company shall permit any authorized representative designated by an Investor to visit (at its own expense) and inspect any properties of the Company or any Company Subsidiary, including its books and records (and to make extracts therefrom), and to discuss its affairs, finances and accounts with the Company's and each Company Subsidiary's officers, accountants and attorneys.

         C.1(c) Additional Advice. Promptly, and in any event within 10 days after the discovery or receipt of notice of the existence of any default in the performance by the Company, any Company Subsidiary, WTAC or any WTAC Subsidiary under any covenant or agreement contained in the Credit Agreement, this Agreement, any Purchase Agreement, or any other Contractual Obligation to which any of them is subject or by which any of them is bound, or the commencement of any litigation against the Company, any Company Subsidiary, WTAC or any WTAC Subsidiary in which the amount in controversy exceeds $50,000, the Company shall give written notice to each Investor specifying the nature and period of existence thereof and what actions the Company, any Company Subsidiary, WTAC or any WTAC Subsidiary has taken and proposes to take with respect thereto.

         C.1(d) Affirmative Covenants. Without the prior written consent of the Majority Investors, the Company shall, and shall cause each Company Subsidiary to:

                (i) maintain in full force and effect all franchises, permits, licenses, easements and other rights necessary to the operation of the Cable Systems;

                (ii) maintain its corporate existence and its business; and maintain all properties which are reasonably necessary for the conduct of its business, now or hereafter owned by it, in good repair, working order and condition, reasonable wear and tear excepted, and make any replacements of properties necessary for the successful operation of its business;

                (iii) maintain, on all insurable properties now or hereafter owned by it, insurance against loss or damage by fire or other casualty (including business interruption coverage) to the extent customary with respect to similar properties of companies conducting business similar to that conducted by it, and to maintain public liability and worker's compensation insurance covering it to the extent customary with respect to companies conducting business similar to that conducted by it;

                (iv) comply in all respects with this Agreement and in all material respects with all other material Contractual Obligations to which it is now or hereafter subject or by which it or any of its properties and assets are now or hereafter bound, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been established on its books with respect thereto in accordance with GAAP;

                (v) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its respective properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrued thereon) and all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its respective properties, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its respective books with respect thereto;

                  (vi) comply with all Requirements of Law, the violation of which might reasonably be expected to have material adverse effect upon its financial condition, operating results or business prospects; and

                  (vii) maintain proper books of record and account which fairly represent its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied.

         C.1(e)   Negative Covenants. Without the prior written consent of the
Majority Investors, the Company shall not, and shall cause each Company Subsidiary not to:

                  (i) enter into any agreement, lease, contract or other transaction, either directly or indirectly, with any Member of Management or any Affiliate of any Member of Management, on terms that are less favorable to it than those which might be obtained at the time from an unaffiliated third party;

                  (ii) enter into any material amendment of any Contractual Obligation, if such amendment would by its terms restrict the Company's performance of its obligations to the Stockholders hereunder, under any Investor Stock or under any agreement or instrument relating hereto or contemplated hereby;

                  (iii) enter into any agreement providing for an Organic
Change;

                  (iv) incur any Indebtedness (as defined in the Credit Agreement), except as permitted under the Credit Agreement;

                  (v) make loans or advances to or guarantees for the benefit of any Person, except as provided for in the Credit Agreement and for advances or guarantees given to suppliers in the ordinary course of business, and advances to employees in an amount not to exceed $1,000 per employee pursuant to normal employment arrangements;

                  (vi) except as provided by the terms of the Preferred Stock and except for the redemption from Belisle of up to 2,500 shares of Nonvoting Common Stock which is not Restricted Stock at a price not in excess of $250,000, purchase, redeem or otherwise acquire or retire for value any of its capital stock or other equity securities or declare or make any distribution with respect to any of its capital stock or other equity securities other than as provided for in the Preferred Stock or the Warrants;

                  (vii) acquire any interest in any business entity (whether by a purchase of assets, purchase of stock or other securities, merger, loan or otherwise), or establish or acquire, directly or indirectly, any Subsidiary;

                  (viii) amend its certificate of incorporation or bylaws, issue any shares of capital stock (other than (x) pursuant to the exercise of the Warrants, (y) pursuant to the Company's 1995 Stock Option Plan, and (z) the issuance of additional shares of Preferred Stock in connection with the payment in-kind of dividends as provided in the Preferred Stock), or issue any options (other than pursuant to the Company's 1995 Stock Option Plan), warrants or rights to acquire shares of its capital stock, or any other equity securities, issue any profit participation or stock appreciation, or adopt any phantom stock plan; or

                  (ix) create, assume, incur or permit to exist, any Lien on any of its assets or properties other than (A) Liens securing Indebtedness under or in respect of, or permitted by, the Credit Agreement, (B) Liens for taxes not yet due or which are being contested in good faith and for which adequate reserves have been established, (C) deposits or pledges made to secure the payment of utilities or similar services, worker's compensation or unemployment insurance, pensions or social security obligations, (D) interests or title of a lessor under a lease, (E) easements, rights-of-way, restrictions or similar charges not interfering with its ordinary conduct of business, or (F) mechanics' liens, materialman's liens and other Liens by suppliers of goods and services in the ordinary course of business where payment for the related obligation has been (or is being) made in full in accordance with the terms thereof.

         C.1(f)   Compliance with Agreements. The Company will perform and
observe, and will cause each Company Subsidiary to perform and observe, all of its material obligations to the Stockholders and the holders of Preferred Stock, Warrants, and Common Stock set forth in (i) this Agreement, (ii) such instruments, (iii) the agreements under which such instruments were purchased,
(iv) the Company's 1995 Stock Option Plan, and (v) the Certificate of Incorporation of the Company or such Company Subsidiary, including, without limitation, the payment of dividends and interest with respect to the Company's securities.

         C.1(g)   Indemnification. The Company, without limitation as to time, will indemnify each Investor and its officers, directors, employees and agents against, and hold each Investor and its officers, directors, employees and agents harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") incurred pursuant to any investigation or proceeding against the Company, such Investor or any of its officers, directors, employees and agents arising out of or in connection with this Agreement or any Purchase Agreement (or any other document or instrument executed herewith or pursuant hereto or thereto), which investigation or proceeding requires the participation of, or is commenced or filed against, one or more of the Investors and any of its or their officers, directors, employees and agents because of this Agreement, any Purchase Agreement or such other documents and the transactions contemplated hereby or thereby, other than any Losses resulting from action on the part of the Investors or their officers, directors, employees and agents which is finally determined in such proceeding to be primarily and directly a result of such party's gross negligence or willful misconduct. The Company agrees to reimburse each Investor and its officers, directors, employees and agents promptly for all such Losses as they are incurred by such Investor and its officers, directors, employees and agents. Each Investor agrees to reimburse the Company for any payments made by the Company to such Investor pursuant to this paragraph for Losses which are finally determined in such proceeding to result primarily and directly from the gross negligence or willful misconduct of such Investor. The obligations of the Company under this paragraph will be separate obligations and the obligations under this paragraph to the Investors or any of their officers, directors, employees and agents will not be extinguished solely because any Investor or its officers, directors, employees or agents are not entitled to indemnity under this paragraph. The obligations of the Company under this paragraph will survive the termination of this Agreement and any transfer of Preferred Stock, Warrants or Common Stock by any Investor.

         C.1(h)   Environmental Matters.

                  (i) Upon an Investor's receipt of any environmental order, notice, permit, application, or other communication or report (an "Environmental Notice"), the Company, any Company Subsidiary, WTAC or any WTAC Subsidiary shall at its expense, at the request of the Majority Investors, obtain an environmental site assessment or environmental audit report or an update of any of the foregoing from an independent environmental consultant satisfactory to the Majority Investors with respect to the premises identified in the Environmental Notice, all in form and content satisfactory to Majority Investors.

                  (ii) Without limiting the provisions of paragraph C.1(g) hereof, the Company agrees to defend, protect, indemnify and hold harmless the Investors and each of their officers, directors, employees, attorneys and agents (collectively called the "Indemnitees") from and against all liabilities, obligations (including removal and remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from, (A) the actual or alleged presence of Hazardous Materials (as defined below) on any property now, previously or hereafter owned, leased or otherwise held by the Company or any of the Company Subsidiaries, WTAC or any of the WTAC Subsidiaries, (B) any Environmental Claim (as defined below) relating to the Company, the Company Subsidiaries, WTAC, the WTAC Subsidiaries or any of their operations, or (C) the exercise of the Investors' rights under any of the provisions of this paragraph (the "Indemnified Matters") regardless of when such Indemnified Matters arise.

                  (iii) As used herein, "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law (as defined below); and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. As used herein, "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3608 et seq.; Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and their counterparts under applicable state and local laws. As used herein, "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law ("Claims"), including without limitation (x) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, fines or penalties pursuant to any applicable Environmental Law, and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         C.1(i) Brokerage. The Company and the Company Subsidiaries shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Purchase Agreements.

         C.1(j) Management; Conflicts of Interest. For so long as each Member of Management holds the position or performs the duties currently held by him or any other position with the Company or the Company Subsidiaries, such Member of Management shall devote substantially all of his business time and attention to managing the business and affairs of the Company and the Company Subsidiaries, and shall offer to the Company all opportunities that become available to him for investment in or acquisition of cable television systems or operations and related businesses suitable for investment or acquisition by the Company in accordance with the Company's business objectives, as determined from time to time by the Company's Board of Directors. Each Member of Management shall serve at the pleasure of the Board of Directors of the Company, in its absolute discretion, and nothing contained in this paragraph C.1(j) or elsewhere in this Agreement shall be construed to create in any Member of Management any right to continued employment by the Company or any Company Subsidiary.

         C.1(k) Meetings; Representation. The Company shall have regular meetings of its Board of Directors at least every calendar quarter and of the stockholders at least once a year, as provided for in the Company's Bylaws, and minutes of such meetings shall be prepared and maintained as a part of the permanent records of the Company. The Company shall provide each Investor with written notice of all proposed agendas (which shall not, however, limit the matters which may be acted upon in the event a majority of the directors or stockholders present, as appropriate, vote to discuss or act upon any other matter) for all meetings of the Stockholders, Board of Directors and Executive Committee of the Company at lease five days in advance (except in the case of special meetings of the Board of Directors or meetings of the Executive Committee, in which case such notice shall be as prompt as practicable) and, except as otherwise provided by paragraph B.1(c) hereof, at least one representative of each Investor, in addition to the directors designated by such Investor hereunder, will be permitted to attend such meetings, at its own expense. Executive Committee meetings may be called without prior approval by the Company's Board of Directors.

         C.2 Changes to WTAC Certificate of Incorporation. The Company shall not consent to any amendment to the Certificate of Incorporation of WTAC, or to that certain Second Amended and Restated Stockholders Agreement, dated as of May 5, 1995, among WTAC, Alexander Green and Classic Cable that would increase the percentage of Available Assets (as defined in such Certificate of Incorporation) that is distributable to holders of WTAC Class A Stock.

         D.     MISCELLANEOUS.

         D.1    Termination.

         D.1(a) Notwithstanding the provisions of paragraph D.1(b) hereof, all rights and obligations created by this Agreement shall terminate upon the earlier to occur of (i) the written agreement of the parties hereto holding 90% or more of the shares of Common Stock, together with the holders of 90% of the Warrants and 90% of the Preferred Stock, (ii) the acquisition by a single Person of all of the issued and outstanding shares of Common Stock and Preferred Stock and all of the issued and outstanding Warrants and (iii) the date upon which at least 25% of the outstanding shares of Common Stock shall have been sold pursuant to a registration statement filed and declared effective by the Securities and Exchange Commission.

         D.1(b) The provisions of Section B.1 and the second sentence of Paragraph B.5(f) hereof shall terminate on October 30, 2005.

         D.2 No Employment Agreement. Nothing in this Agreement shall be construed to create an employment agreement for any Member of Management. Members of Management acknowledge and agree that they are employees at will.

         D.3 Management Compensation. For so long as the following Members of Management is employed by the Company in his current position, the Company shall pay to him an annual salary as follows: Belisle - $200,000; Smith - $140,000; Seach - $135,000 and Noteboom - $75,000 (pro rated for any partial year); such annual salary to be subject to upward adjustment from time to time at the discretion of the Company's Board of Directors. Each Member of Management shall be entitled to receive such other benefits as determined from time to time by the Company's Board of Directors. In the event that a Member of Management is terminated as an employee of the Company other than for one of the reasons specified in clauses
(A) through (D) of paragraph B.2(d)(i) hereof, the Company shall (i) promptly thereafter pay to him as severance compensation an amount equal to the salary paid to him over the prior twelve month period, and (ii) continue to provide him with medical insurance coverage for a period of twelve months after his termination.

         D.4 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by cable, telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

To the Company:                               Classic Communications, Inc.
                                              515 Congress Ave.
                                              Suite 2626
                                              Austin, Texas 78701
                                              Attn:  J. Merritt Belisle
                                              Facsimile No.:  (512) 476-5204

With a copy (which shall
not constitute notice) to:                    Winstead Sechrest & Minick P.C.
                                              100 Congress Avenue
                                              Suite 800
                                              Austin, Texas 78701
                                              Attn:  Cary Ferchill
                                              Facsimile No.:  (512) 370-2841

To Management:                                J. Merritt Belisle
                                              Stephen S. Smith
                                              Steven E. Seach
                                              Bryan D. Noteboom
                                              515 Congress Ave.
                                              Suite 2626
                                              Austin, Texas 78701
                                              Facsimile No.:  (512) 476-5204

                               Mark Livingston
                               605 N.W. Third St.
                               P.O. Box 429
                               Plainville, Kansas  67663
                               Facsimile No.: (913) 434-2614

With a copy (which shall
not constitute notice) to:     Winstead Sechrest & Minick P.C.
                               100 Congress Avenue
                               Suite 800
                               Austin, Texas 78701
                               Attn:  Cary Ferchill
                               Facsimile No.: (512) 370-2841

To Investors:                  Austin Ventures, L.P.
                               Austin Ventures III-A, L.P.
                               Austin Ventures III-B, L.P.
                               c/o Austin Ventures
                               1300 Norwood Tower
                               114 West 7th Street
                               Austin, Texas 78701
                               Attn:  Jeffery C. Garvey
                               Facsimile No.: (512) 476-3952

                               BT Capital Partners, Inc.
                               130 Liberty Street
                               25th Floor
                               New York, New York 10006
                               Attn:  Robert Marakovits
                               Facsimile No.: (512) 250-7651

                               Texas Growth Fund
                               c/o TGF Management Corp.
                               100 Congress Avenue
                               Suite 980
                               Austin, Texas 78701
                               Attn: James J. Kozlowski and Steven M. Soileau Facsimile No.: (512) 322-3101

                               NationsBanc Capital Corp.
                               NationsBank Corporate Center
                               100 North Tryon Street
                               Charlotte, North Carolina 28255
                               Attn:    Michael F. Elliott
                               Facsimile No.:  (704) 386-6432

                               The Chase Manhattan Bank, N.A.
                               One Chase Manhattan Plaza, 4th Floor
                               New York, NY 10081
                               Attn:  John P. White
                               Facsimile:  (212) 552-7623

With copies (which shall
not constitute notice) to:     Edens, Snodgrass, Nichols & Breeland, P.C.
                               111 Congress Avenue
                               2800 Franklin Plaza
                               Austin, Texas 78701
                               Attn:  Patrick K. Breeland, Esq.
                               Facsimile No.:  (512) 505-5911

and:                           Jenkens & Gilchrist
                               2200 One American Center
                               600 Congress Avenue
                               Austin, Texas 78701
                               Attn:  William R. Volk
                               Facsimile No.: (512) 404-3520

and:                           Fennebresque, Clark, Swindell & Hay
                               NationsBank Corporate Center
                               Suite 2900
                               100 North Tryon Street
                               Charlotte, North Carolina 28202-4011
                               Attn:    Jeffrey S. Hay, Esq.
                               Facsimile No.:  (704) 347-3838

and:                           Milbank, Tweed, Hadley & McCloy
                               One Chase Manhattan Plaza, 47th Floor
                               New York, NY 10005
                               Attn:  Richard J. Wight
                               Facsimile:  (212) 530-5219

or to such other address or to the attention of such other person as the recipient party has specified to the sending party by prior written notice.

         D.5 Governing Law. The corporate laws of Delaware shall govern all questions concerning the relative rights of the Company and the Stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws or any jurisdiction other than the State of Texas.

         D.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         D.7 Reorganization, Etc. The provisions of this Agreement shall apply to any stock or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any stock or other securities of the Company and to any stock or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of Common Stock.

         D.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         D.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         D.10 Binding Effect. Except as otherwise expressly provided herein, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Investor's benefit as a purchaser or holder of Common Stock, Preferred Stock or Warrants are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock, Preferred Stock or Warrants. The Company shall not make any assignment or transfer of any of its rights or obligations hereunder without the prior written consent of all of the Investors.

         D.11 Loss of Securities; Reissue of Securities in Lesser Denominations.
Upon:

              (i) receipt of evidence satisfactory to the Company of loss, theft, mutilation or destruction of a stock certificate or warrant, and

              (ii) in the case of any such loss, theft, or destruction, upon delivery of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of such stock certificate or warrant, the

Company will make and deliver a new stock certificate or warrant of like tenor, in lieu of such lost, stolen, mutilated or destroyed certificate or warrant. In addition, upon request of any holder of a stock certificate, warrant or other securities of the Company now or hereafter issued by the Company to a Stockholder, and upon surrender of such certificate, warrant or other securities to the Company and compliance with any restrictive legends, the Company will reissue, in lesser denominations to parties designated by such holder, new certificates, warrants or other securities in the equivalent amounts of such other securities surrendered.

         D.12. Prior Agreement. This Agreement supercedes and replaces in its entirety the Stockholders Agreement dated as of October 15, 1995 among the Company, Management and certain of the Investors.

         D.13. Amendments. This Agreement may be amended upon the affirmative vote of the holders of not less than (i) 90% of the outstanding shares of Common Stock and (ii) 90% of the outstanding shares of Preferred Stock.


                                    * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed as of the date first above written.


                                COMPANY:

                                CLASSIC COMMUNICATIONS, INC.


                                By: /s/  J. MERRITT BELISLE
                                   -----------------------------------
                                         J. Merritt Belisle
                                         Chief Executive Officer


                                BELISLE:


                                By: /s/ J. MERRITT BELISLE
                                   -----------------------------------
                                   J. Merritt Belisle


                                SMITH:

                                By: /s/ STEPHEN S. SMITH
                                   -----------------------------------
                                   Stephen S. Smith


                                SEACH:

                                By: /s/ STEVEN E. SEACH
                                   -----------------------------------
                                   Steven E. Seach


                                LIVINGSTON:


                                By: /s/ MARK LIVINGSTON
                                   -----------------------------------
                                   Mark Livingston

                                   NOTEBOOM:

                                   By: /s/ BRYAN D. NOTEBOOM
                                      -----------------------------------
                                   Bryan D. Noteboom


                                   AUSTIN VENTURES, L.P.

                                   By:      AV PARTNERS, L.P.
                                   Its:     General Partner


                                   By: /s/ JEFFERY C. GARVEY
                                      -----------------------------------
                                            Jeffery C. Garvey
                                            General Partner


                                   AUSTIN VENTURES III-A, L.P.

                                   By:      AV PARTNERS III, L.P.
                                   Its:     General Partner


                                   By: /s/ JEFFERY C. GARVEY
                                      -----------------------------------
                                            Jeffery C. Garvey
                                            General Partner


                                   AUSTIN VENTURES III-B, L.P.

                                   By:      AV PARTNERS III, L.P.
                                   Its:     General Partner


                                   By: /s/ JEFFERY C. GARVEY
                                      -----------------------------------
                                            Jeffery C. Garvey
                                            General Partner

                                      BT CAPITAL PARTNERS, INC.


                                      By: /s/ ROBERT MARAKOVITS
                                         -----------------------------------
                                               Robert Marakovits
                                               Managing Director


                                      BOARD OF TRUSTEES OF TEXAS GROWTH
                                      FUND - 1991 TRUST, AS TRUSTEES

                                      By:      TGF MANAGEMENT CORP.
                                      Its:     Executive Director


                                      By: /s/ JAMES J. KOZLOWSKI
                                         -----------------------------------
                                               James J. Kozlowski
                                               President


                                      NATIONSBANC CAPITAL CORP.


                                      By: /s/ MICHAEL F. ELLIOTT
                                         -----------------------------------
                                               Michael F. Elliott
                                               Senior Vice President


                                      THE CHASE MANHATTAN BANK, N.A.



                                      By: /s/ JOHN P. WHITE
                                         -----------------------------------
                                               John P. White
                                               Vice President

                                     ANNEX 1

                          FORM OF OFFICER'S CERTIFICATE


         The undersigned hereby certifies that:

         1. He is the duly elected, qualified and acting Chairman and Chief Executive Officer of Classic Communications, Inc., a Delaware corporation (the "Company").

         2. He has reviewed and is familiar with the Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") dated as of October 31, 1995, among the Company, Management and the Investors named therein.

         3. This Certificate is delivered pursuant to paragraph C.1(a)(vii) of the Stockholders' Agreement in connection with the delivery of the financial reports of the Company and each of the Company Subsidiaries (as defined in the
Stockholders' Agreement) for the month or fiscal year ended                 .
                                                           -----------------

         4. The financial reports referred to in the preceding paragraph are complete and accurate in all material respects, fairly present the financial condition of the Company and each of the Company Subsidiaries and their results of operations, and have been prepared in accordance with generally accepted accounting principles, consistently applied (except, if monthly reports, for the omission of footnotes and other disclosures normally required by such principles).


Dated:                                    COMPANY:
      -----------------------
                                          CLASSIC COMMUNICATIONS, INC.


                                          By:
                                             --------------------------------
                                                   J. Merritt Belisle
                                                   Chairman and
                                                   Chief Executive Officer



Executed 10/31/95

                                 AMENDMENT NO. 1

                  This AMENDMENT NO. 1 is entered into as of October 31, 1995 between CLASSIC COMMUNICATIONS, INC., a Delaware corporation (the "Company"), J. MERRITT BELISLE ("Belisle"), STEPHEN S. SMITH ("Smith"), MARK LIVINGSTON ("Livingston"), and BRYAN D. NOTEBOOM ("Noteboom") (Belisle, Smith, Seach, Livingston and Noteboom are referred to collectively as "Management" and each individually as a "Member of Management"), AUSTIN VENTURES, L.P., a Delaware limited partnership ("Austin"), AUSTIN VENTURES III-A, L.P., a Delaware limited partnership ("Austin III-A"), AUSTIN VENTURES III-B, L.P., a Delaware limited partnership ("Austin III-B"), Austin, Austin III-A and Austin III-B are collectively referred to as "Austin Ventures"), BT CAPITAL PARTNERS, INC., a Delaware corporation ("BT Capital"), TEXAS GROWTH FUND, a trust fund created by the Constitution of the State of Texas ("Growth Fund"), NATIONSBANC CAPITAL CORP. ("NationsBanc"), a Texas corporation, and THE CHASE MANHATTAN BANK, N.A. ("Chase"), Austin, Austin III-A, Austin III-B, BT Capital, Growth Fund, NationsBanc and Chase are referred to collectively as the "Investors" and each individually as an "Investor". Management and Investors are referred to collectively as "Stockholders" and each individually as a "Stockholder").

                                    Recitals:

                  The Company and the Stockholders are parties to an Amended and Restated Stockholders Agreement (the "Stockholder Agreement") entered into as of October 31, 1995 and wish to amend the stockholders Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

                  A. Definitions. Except as herein otherwise expressly provided, terms defined in the Stockholders Agreement are used herein as defined therein.

                  B. Amendments to Stockholders Agreement.

                  B.1 The definitions of "Majority Investors" and "Warrants" in paragraph A of the Stockholders Agreement as hereby amended in their entirety to read as follows:

         "Majority Investors" means the holders of at least 80% of the outstanding shares of Common Stock issued to the Investors, provided, however, that for purposes of this calculation, (i) all shares of Common Stock issuable pursuant to the Warrants shall be deemed to be issued and outstanding, (ii) for purposes of paragraph B.3, any Warrants acquired by Chase pursuant to the Stock Purchase Agreement (or by any lender under the Credit Agreement pursuant to paragraph B.8 hereof), or any Investor Stock acquired upon exercise of such Warrants, shall be excluded and (iii) under no circumstances shall the percentage vote to which the Warrants and

         Investor Stock referred to in the foregoing clause (ii) shall be entitled to be greater than 4.9% of the total Common Stock and Warrants issued to the Investors. "

                  Warrants" means the warrants created in the Company's Common Stock Purchase Warrant issued to (i) NationsBanc dated as of October 31, 1995, to purchase 12,128 shares of Common Stock, as adjusted pursuant to the terms thereof, (ii) NationsBanc dated as of October 31, 1995 to purchase 3,000 shares of Common Stock, as adjusted pursuant to the terms thereof, (iii) BT Capital dated as of October 31, 1995 to purchase 3000 shares of Common Stock, as adjusted pursuant to the terms thereof, (iv) Chase dated as of October 31, 1995 to purchase 15,207 shares of Common Stock, as adjusted pursuant to the terms thereof and (v) the Person acquiring Warrants pursuant to paragraph 8B hereof, and, in each case, any replacement or substitute warrants for all or any portion thereof.

                  B.2 Paragraph b.& of the Stockholders Agreement is hereby amended in its entirety to read as follows:

                  For purposes hereof, "Regulation &" shall mean Regulation & promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. ss. 225) or any successor regulation.

                  Notwithstanding anything in this Agrement or the Warrants to the contrary, neither Chase nor any lender under the Credit Agreement that shall acquire Warrants pursuant to paragraph B.8 hereof (Chase, and any such lender, being herein collectively referred to as "Lenders") shall, nor shall any Lender permit any of its Affiliates to, transfer any Warrants or Investor Stock held by it to any Person other than 91) in connection with any public offering or public sale of securities of the company (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 or 144 A of the Securities and Exchange Commission or other similar rules then in force, (2) to a Person or group of Persons (within the meaning of the Securities and Exchange Act of 1934, as amended (the "1934 Act") if, after such sale, such Person or group of Persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the company's directors, provided that such sale has been approved by the Company's Board of Directors or a committee thereof, (3) to a Person or group of Persons (within the meaning of the 1934 Act) if, after such sale, such Person or Group of Persons in the aggregate would own or control securities of the company (excluding the portion of the securities being disposed of by such Lender (and its Affiliates) in connection with such sale) which possess in the aggregate the ordinary voting power to elect a majority of the company's directors (4) to a Person or group of Persons (within the meaning of the 1934 Act) if, after such sale, such Person or group of Persons would not, in the aggregate, own, control or have the rgith to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company, (5) to a person or group fo Persons (within the meaning of the 1934 Act) if, prior to such sale, such Person or group of Persons (within the meaning of the 1934 Act) if, prior to such sale, such Person or group of Persons in the aggregate already own or control securities of the Company which possess in the aggregate the ordinary voting power to elect a majority of the company's directors, (6) in connection with a merger, consolidation or similar transaction involving the company if, after such transaction, a Person or group of Persons (within the meaning of the 1934 Act) would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors, provided that such transaction has been approved by the Company's Board of Directors or a committee thereof, (7) to any Member of Management, the company or any other Investor, pursuant to the provisions of Section B.2 or B.3 and (8) as otherwise permitted by applicable law and regulations.

                  B.3 The Stockholders Agreement is hereby amended by adding a new paragraph B8 after paragraph B.7 to read as follows:

         B.8 Transfers in Connection with Credit Agreement Syndication.

                  Notwithstanding anything in this Agreement to the contrary (including, without limitation, the provisions of paragraph B.3 thereof), if Chase shall assign or otherwise transfer any of the loans or other credit or commitments under the Credit Agreement (including without limitation by means of selling participations therein), Chase may request (upon 3 Business Days' prior notice to the Company) that a number of the Warrants held by Chase be canceled on the date of such assignment and transfer and that a like number of Warrants be issued by the Company to the Person to whom such loans or other credit or commitments are being assigned or otherwise transferred. Any such issuance by the company shall be subject to the consent of the Company to the Person to whom such loans or other credit or commitments are being assigned or otherwise transferred. Any such issuance by the Company shall be subject to the consent of the Company which shall not be unreasonably withheld or delayed. Upon the date specified in such request, the Company shall (subject to granting such consent) issue, and Chase shall deliver to the Company for cancellation, such number of Warrants as aforesaid and the

         Company and such Person shall execute and deliver an Instrument of transfer in the form of Exhibit A hereto pursuant to which such Person
         (i) becomes an "Investor" hereunder and under the Amended and Restated Registration Rights Agreement dated as of October 31, 1995, by and among the Company, Belisle and the Investors, in each case entitled to all the benefits accordedc to an Investor under, and subject to all of the obligations imposed upon an Investor pursuant to, this Agreement and such Amended and Restated Registration Rights Agreement, as if such Person had been one of the Investors that was an original signatory party hereto or thereto and 9ii) becomes entitled to the rights of a "Purchaser" under Section 4 and 5 of the stock Purchase Agreement, as if such Person had been one of the "Purchasers" was an original signatory party thereto. Any such cancellation, issuance and exchange of Warrant shall not be subject to the provisions of this Agreement.

         C. Miscellaneous. Except as herein provided, the Stockholders Agreement shall remain unchanged and in full force and affect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first above written.




                         CLASSIC COMMUNICATIONS, INC.
                         By:      /s/ STEPHEN S. SMITH
                            ----------------------------------------------
                                      Stephen S. Smith President


                         BELISLE:
                                  /s/ J. MERRITT BELISLE
                         -------------------------------------------------
                                      J. Merritt Belisle


                         SMITH:
                                  /s/ STEPHEN S. SMITH
                         -------------------------------------------------
                                      Stephen S. Smith



                         SEACH:
                                  /s/ STEPHEN S. SMITH
                         -------------------------------------------------
                                      Steven E. Seach

                         LIVINGSTON:
                                  /s/ MARK LIVINGSTON
                         -------------------------------------------------
                                  Mark Livingston


                         NOTEBOOM:
                                  /s/ BRYAN D. NOTEBOOM
                         -------------------------------------------------
                                  Bryan D. Noteboom


                         AUSTIN VENTURES, L.P.
                         By:      AV Partners, L.P., Its General Partner
                                  By:  /s/ JEFFERY C. GARVEY
                                     -------------------------------------
                                       Jeffery C. Garvey


                         AUSTIN VENTURES III-A, L.P.
                                  By:      AV Partners III, L.P., Its General
                         Partner
                                           By:  /s/ JEFFERY C. GARVEY
                                              ---------------------------------
                                                Jeffery C. Garvey

                                  AUSTIN VENTURES III-B, L.P.
                                  By:      AV Partners III, L.P., Its General
                         Partner
                                           By:  /s/ JEFFERY C. GARVEY
                                              ---------------------------------
                                                Jeffery C. Garvey

                                  BT CAPITAL PARTNERS, INC.
                                  By: /s/ ROBERT MARAKOVITS
                                     ------------------------------------------
                                      Robert Marakovits

                                  Board of Trustees of TEXAS GROWTH
                                  FUND - 1991 Trust, as Trustees
                                  By:    TGF Management Corp.,
                                         its Executive Directors
                                         By: /s/ JAMES J. KOZLOWSKI
                                             -----------------------------------
                                             James J. Kozlowski, President

                         NATIONSBANC CAPITAL CORP.
                         By: /s/ MICHAEL F. ELLIOTT
                            ---------------------------------------------------
                             Michael F. Elliott, Sr. Vice President

                         CHASE MANHATTAN BANK
                         (National Association)
                         By: /s/ JOHN P. WHITE
                           ----------------------------------------------------
                             John P. White, Vice President

                          CLASSIC COMMUNICATIONS, INC.

                                 AMENDMENT NO. 2


         THIS AMENDMENT NO. 2 is entered into as of December 27, 1995, between CLASSIC COMMUNICATIONS, INC., a Delaware corporation (the "Company"), J. MERRITT BELISLE ("Belisle"), STEPHEN S. SMITH ("Smith"), STEVEN E. SEACH ("Seach"), MARK LIVINGSTON ("Livingston"), and BRYAN D. NOTEBOOM ("Noteboom") (Belisle, Smith, Seach, Livingston, and Noteboom are referred to collectively as "Management" and each individually as a "Member of Management"); AUSTIN VENTURES, L.P., a Delaware limited partnership ("Austin"), AUSTIN VENTURES III-A, L.P., a Delaware limited partnership ("Austin III-A"), AUSTIN VENTURES III-B, L.P., a Delaware limited partnership ("Austin III-B") (Austin, Austin III-A and Austin III-B are collectively referred to as "Austin Ventures"), BT CAPITAL PARTNERS, INC., a Delaware corporation ("BT Capital"), TEXAS GROWTH FUND, a trust fund created by the Constitution of the State of Texas ("Growth Fund"), NATIONSBANC CAPITAL CORP., a Texas corporation ("NationsBanc"), THE CHASE MANHATTAN BANK, N.A. ("Chase"), and UNION VENTURE CORPORATION, a California corporation ("Union") (Austin, Austin III-A, Austin III-B, BT Capital, Growth Fund, NationsBanc, Chase, and Union are referred to collectively as the "Investors" and each individually as an "Investor"); Management and Investors are referred to collectively as "Stockholders" and each individually as a "Stockholder").


                                 R E C I T A L S

         The Company and the Stockholders, other than Union, are parties to an Amended and Restated Stockholders Agreement, entered into as of October 31, 1995 and amended pursuant to Amendment No. 1 (the "Stockholders Agreement"), and wish to amend the Stockholders Agreement to add Union as an Investor. The Company and the Stockholders, other than Union, are also parties to an Amended and Restated Registration Rights Agreement, entered into as of October 31, 1995 and modified pursuant to Amendment No. 1 (the "Registration Rights Agreement"), and wish to amend the Registration Rights Agreement to add Union as an Investor. Accordingly, the parties hereto hereby agree as follows:

         A. DEFINITIONS. Except as herein otherwise expressly provided, terms defined in the Stockholders Agreement are used herein as defined therein.

         B. CONSENT. Austin Ventures, BT Capital, Growth Fund, and NationsBanc hereby consent to the Company entering into that certain Stock Purchase Agreement, dated as of December 27, 1995, by and among the Company and Union (the "Union Stock Purchase Agreement"), and hereby waive the restrictions set forth in Section C.1(e)(iii) of the Stockholders Agreement with respect to the Union Stock Purchase Agreement.

         C. ADDITIONAL INVESTOR. Upon consummation of the Union Stock Purchase Agreement, Union shall become an "Investor" under the Stockholders Agreement and under the Registration Rights Agreement, in each case entitled to all the benefits accorded to an Investor under, and subject to all of the obligations imposed upon an Investor pursuant to, each such Agreement as if Union had been one of the Investors that was an original signatory party thereto (and, to the extent applicable, Union hereby assumes the obligations of an Investor pursuant to each such Agreement).

         D. NOTICES. For purposes of the Stockholders Agreement and the Registration Rights Agreement, Union hereby agrees that all notices, demands or other communications to be given to it shall be sent to it at the following address:

                                         Union Venture Corporation
                                         445 South Figueroa Street, 13th Floor
                                         Los Angeles, California  90071
                                         Attn:  Robert C. Dawson
                                         Facsimile No.  213/629-5328

         With a copy (which              Arter & Hadden
         shall not constitute            2 Park Plaza, Suite 700
         notice) to:                     Irvine, California  92714
                                         Attn:  Michael P. Ridley, Esq.
                                         Facsimile No.  714/252-0961

         E. MISCELLANEOUS. Except as herein provided, the Stockholders Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart.


                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed as of the date first above written.




                                       COMPANY:

                                       CLASSIC COMMUNICATIONS, INC.


                                       By: /s/ J. MERRITT BELISLE
                                          ----------------------------------
                                               J. Merritt Belisle
                                               Chief Executive Officer


                                       BELISLE:


                                       By: /s/ J. MERRITT BELISLE
                                          ----------------------------------
                                               J. Merritt Belisle


                                       SMITH:


                                       By: /s/ STEPHEN S. SMITH
                                          ----------------------------------
                                               Stephen S. Smith


                                       SEACH:


                                       By: /s/ STEVEN E. SEACH
                                          ----------------------------------
                                               Steven E. Seach


                                       LIVINGSTON:


                                       By: /s/ MARK LIVINGSTON
                                          ----------------------------------
                                               Mark Livingston

                                       NOTEBOOM:


                                       By: /s/ BRYAN D. NOTEBOOM
                                           --------------------------------
                                               Bryan D. Noteboom


                                       AUSTIN VENTURES, L.P.

                                       By:      AV Partners, L.P.
                                       Its:     General Partner


                                       By: /s/  JEFFERY C. GARVEY
                                           --------------------------------
                                                Jeffery C. Garvey
                                                General Partner


                                       AUSTIN VENTURES III-A, L.P.

                                       By:      AV Partners III, L.P.
                                       Its:     General Partner


                                       By: /s/  JEFFERY C. GARVEY
                                           --------------------------------
                                                Jeffery C. Garvey
                                                General Partner


                                       AUSTIN VENTURES III-B, L.P.

                                       By:      AV Partners III, L.P.
                                       Its:     General Partner


                                       By: /s/  JEFFERY C. GARVEY
                                           --------------------------------
                                                Jeffery C. Garvey
                                                General Partner

                                       BT CAPITAL PARTNERS, INC.


                                       By:      /s/ ROBERT MARAKOVITS
                                                ---------------------------
                                                Robert Marakovits
                                                Managing Director


                                       BOARD OF TRUSTEES OF TEXAS
                                       GROWTH FUND - 1991 TRUST, AS
                                       TRUSTEE

                                       By:      TGF Management Corp.
                                       Its:     Executive Director


                                       By:      /s/ JAMES J. KOZLOWSKI
                                                ---------------------------
                                                James J. Kozlowski
                                                President


                                       NATIONSBANC CAPITAL CORP.


                                       By:      /s/ MICHAEL F. ELLIOTT
                                                ---------------------------
                                                Michael F. Elliott
                                                Senior Vice President


                                       THE CHASE MANHATTAN BANK, N.A.


                                       By:      /s/ JOHN P. WHITE
                                                ---------------------------
                                                John P. White
                                                Vice President

                                       UNION VENTURE CORPORATION


                                       By:      /s/ ROBERT C. DAWSON
                                                ---------------------------
                                                Robert C. Dawson
                                                President

                     AMENDMENT NO. 3, WAIVER, AND AGREEMENT


         This AMENDMENT NO. 3, WAIVER, AND AGREEMENT (this "Agreement") is entered into and is effective as of December 19, 1997, by and among the parties to the Stockholders Agreement (described below) and Patti Kay Belisle ("Patti Belisle"). This Agreement relates to the AMENDED AND RESTATED STOCKHOLDERS AGREEMENT ("STOCKHOLDERS AGREEMENT") dated as of October 31, 1995, as amended, by and among Classic Communications, Inc. ("Company"), J. Merritt Belisle ("Merritt Belisle"), Stephen S. Smith, Steven E. Seach, Mark Livingston, Bryan
D. Noteboom, Austin Ventures, L.P., Austin Ventures III-A, L.P., Austin Ventures III-B, L.P., BT Capital Partners, Inc., Texas Growth Fund, NationsBanc Capital Corp., The Chase Manhattan Bank, Union Venture Corporation, and certain additional warrantholders of the Company. Capitalized terms used in this Agreement but not otherwise defined have the meanings assigned to them in the Stockholders Agreement.

                                    Recitals

         (i) This Agreement is entered into to effectuate certain agreements between Merritt Belisle and Patti Belisle regarding the transfer of certain shares of stock of the Company from Merritt Belisle to Patti Belisle in connection with their divorce, and to replace a reference in the Stockholders Agreement to the "1995 Stock Option Plan" of the Company, which was never adopted, with a reference to the documents that were adopted and entered into in lieu of the stock option plan. The Stockholders Agreement may be amended, pursuant to Section D.13 thereof, by the holders of not less than 90% of the outstanding shares of the Company's common stock and preferred stock, respectively.

         (ii) Patti Belisle becomes a party to the Stockholders Agreement in anticipation of the possibility that she will be a holder of the shares in the future. Upon delivery of the shares to Patti Belisle, they will be purchased from her by the Company. The Company will deliver a promissory note to Patti Belisle in payment for the shares, and the note will be secured by the shares pursuant to the terms of a pledge agreement to be executed by the Company. In case of an event of default on the Note or the pledge agreement, Patti Belisle may become a holder of the shares. In anticipation of that eventuality, Patti Belisle hereby becomes a party to the Stockholders Agreement.

         (iii) In addition, the transfer of the shares by Merritt Belisle requires the waiver by the Company and the other shareholders of certain restrictions contained in the Stockholders Agreement.


Accordingly, the undersigned parties agree as follows:

A. AMENDMENT.

         The definition of "Management Options" in Section A of the Stockholders Agreement is amended to read in its entirety as follows:

                  "Management Options" means the Company's 1996 Restricted Stock Award Plan, and the Stock Exchange Agreement dated as of May 1, 1996, by and among the Company, Merritt Belisle, Smith, Seach, Livingston, and Noteboom.

B. ADDITIONAL PARTY.

         1. On the effective date of this Agreement:

                  (a) Patti Belisle becomes an additional party to the Stockholders Agreement, entitled to all benefits accorded to a Member of Management under, and subject to all of the obligations imposed upon a Member of Management pursuant to, the Stockholders Agreement as if she had been one of the Members of Management that was an original signatory party thereto (and, to the extent applicable, she assumes the obligations of a Member of Management pursuant to the Stockholders Agreement); and

                  (b) All shares of Common Stock transferred to Patti Belisle by Merritt Belisle are subject to the terms, conditions, and restrictions in the Stockholders Agreement that are applicable to shares of Common Stock owned by Members of Management, except the provisions waived in Section C of this Agreement.

         2. For purposes of the Stockholders Agreement, Patti Belisle agrees that all notices to be given will be sent to her at the following address:

                                    Ms. Patti Belisle
                                    3401 Cherry Lane
                                    Austin, Texas 78703

         With a copy to:            Fulbright & Jaworski
                                    1301 McKinney, Suite 5100
                                    Houston, Texas 77010
                                    Attn:  Robert S. Hoffman, Esq.
                                    Facsimile No. 713/651-5246

C. WAIVER.

         1. In connection with the transfer from Merritt Belisle to Patti Belisle of 7,578 shares of Restricted Stock pursuant to the terms of Paragraph B.2(a)(iii) of the Stockholders Agreement, the Company and its undersigned stockholders waive, with respect to these shares only, the provisions of Paragraph B.2(a)(iii) that:

                  (a) require the transferee of Restricted Stock to grant to the transferor an irrevocable proxy coupled with an interest to vote all of the shares of Restricted Stock so transferred; and

                  (b) apply the terms of Paragraph B.2(d) of the Stockholders Agreement to shares of Restricted Stock so transferred.

         2. In connection with the transfer from Merritt Belisle to Patti Belisle of 2,500 shares of Management/Investor Stock pursuant to the terms of Paragraph B.3(b)(iii) of the Stockholders Agreement, the Company and its undersigned stockholders waive, with respect to these shares only, the provisions of Paragraph B.3(b)(iii)(D) that apply the terms of Paragraph B.2(d) of the Stockholders Agreement to shares of Management/Investor Stock so transferred.

D. GENERAL.

         1. Continuing Effect. Except as provided herein, the Stockholders Agreement remains unchanged and in full force and effect.

         2. Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and the other parties to this Agreement. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         3. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

         4. Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience only and do not limit or otherwise affect any of the terms hereof.

         5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         6. Binding Effect. The agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

                                    * * * * *

         EXECUTED as of the date and year first written above.


/s/ PATTI KAY BELISLE
---------------------------------------       AUSTIN VENTURES III-A, L.P.
PATTI KAY BELISLE
                                              By:      AV Partners III, L.P.
                                              Its:     General Partner
/s/ J. MERRITT BELISLE
---------------------------------------       By:  /s/ JEFFERY C. GARVEY
J. MERRITT BELISLE                               ------------------------------------
                                                       Jeffery C. Garvey
                                                       General Partner
CLASSIC COMMUNICATIONS, INC.

By:         /s/ STEVEN E. SEACH               AUSTIN VENTURES III-B, L.P.
   ------------------------------------
         Name:  Steven E. Seach               By:      AV Partners III, L.P.
              -------------------------       Its:     General Partner
         Title: President
               ------------------------       By:  /s/ JEFFERY C. GARVEY
                                                 ------------------------------------
                                                       Jeffery C. Garvey
/s/ STEPHEN S. SMITH                                   General Partner
---------------------------------------
STEPHEN S. SMITH
                                              BT CAPITAL PARTNERS, INC.
/s/ STEVEN E. SEACH
---------------------------------------       By:  /s/ ROBERT MARAKOVITS
STEVEN E. SEACH                                  ------------------------------------
                                                       Robert Marakovits
/s/ MARK LIVINGSTON                                    Managing Director
---------------------------------------
MARK LIVINGSTON
                                              BOARD OF TRUSTEES OF
/s/ BRYAN D. NOTEBOOM                         TEXAS GROWTH FUND - 1991 TRUST,
---------------------------------------       AS TRUSTEE
BRYAN D. NOTEBOOM
                                              By:      TGF Management Corp.
                                              Its:     Executive Director
AUSTIN VENTURES, L.P.
                                              By:  /s/ JAMES J. KOZLOWSKI
By:      AV Partners, L.P.                       ------------------------------------
Its:     General Partner                               James J. Kozlowski
                                                       President
By:  /s/ JEFFERY C. GARVEY
   ------------------------------------
         Jeffery C. Garvey
         General Partner

NATIONSBANC CAPITAL CORP.

By:  /s/ ROBERT SHERIDAN III
   ------------------------------------
         Robert Sheridan III
         Senior Vice President


THE CHASE MANHATTAN BANK, N.A.

By:        /s/ ROBERT SHERIDAN III
   ------------------------------------
         Name: Robert Sheridan III
         Vice President


UNIONBANCAL VENTURE
CORPORATION

By:         /s/ WILLIAM GOOCH
   ------------------------------------
         Name:  William Gooch
              -------------------------
         Title: Vice President
               ------------------------